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As filed with the Securities and Exchange Commission on January 28, 2014

Registration No. 333-192954

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1211925 (I.R.S. Employer Identification Number)

2100 East Exchange Place
Tucker, Georgia 30084-5336
(770) 270-7600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ELIZABETH B. HIGGINS
Executive Vice President and Chief Financial Officer
Oglethorpe Power Corporation
2100 East Exchange Place
Tucker, Georgia 30084-5336
(770) 270-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
HERBERT J. SHORT, JR. Sutherland Asbill & Brennan LLP 999 Peachtree St., NE, Suite 2300 Atlanta, Georgia 30309-3996 (404) 853-8000	HARRY S. PANGAS Sutherland Asbill & Brennan LLP 700 Sixth Street, Northwest, Suite 700 Washington, DC 20001 (202) 383-0100

Approximate date of commencement of proposed sale of the securities to the public:
Sales are expected to take place from time to time after this registration statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

First Mortgage Bonds	—	—	—

Unsecured Debt Securities	—	—	—

Total	$1,000,000,000	$1,000,000,000	—(3)

(1)
An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered by the registrant.

(2)
Represents the aggregate principal amount of all securities which shall not be issued at an original discount, plus, if any securities are issued at an original discount, such principal amount thereof as shall result in an aggregate offering price of $1,000,000,000.

(3)
The securities being registered pursuant to this registration statement consist entirely of $1,000,000,000 of unsold securities of the registrant registered by the registrant pursuant to its Registration Statement on Form S-3 (File No. 333-171342), filed on December 22, 2010 and subsequently declared effective on December 30, 2010 (the "Prior Registration Statement"). The securities covered by this registration statement consist solely of the unsold securities from the Prior Registration Statement and pursuant to Rule 415(a)(6) under the Securities Act, the unsold securities and the registration fee of $70,300 previously paid in connection with the unsold securities are being carried forward to this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be terminated as of the date of effectiveness hereof.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 28, 2014

PROSPECTUS

$1,000,000,000

First Mortgage Bonds

Unsecured Debt Securities

        We may offer and sell first mortgage bonds and unsecured debt securities, together referred to as the "securities," from time to time in one or more transactions up to an aggregate principal amount of $1,000,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. This prospectus may not be used to offer or sell the securities unless accompanied by a prospectus supplement describing the methods and terms of the applicable offering, which will be made available at the time of each offering of the securities.

        We may offer and sell the securities directly to purchasers or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable fees, commissions or discounts. See "PLAN OF DISTRIBUTION" for a further description of the manner in which we may sell the securities covered by this prospectus. The price to the public of the securities and the net proceeds we expect to receive from the sale of the securities will also be set forth in the applicable prospectus supplement.

        You should carefully read this prospectus and each applicable prospectus supplement before making an investment decision.

        Investing in the securities involves certain risks. See the section titled "RISK FACTORS" on page 1 of this prospectus to read about factors you should consider before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2014.

        You should rely only on the information contained in this prospectus or any accompanying prospectus supplement, including the information incorporated by reference herein, as described under "INCORPORATION BY REFERENCE OF CERTAIN INFORMATION." We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus or any accompanying prospectus supplement. If you receive any other information, you should not rely on it. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any date other than the date on the cover page of this prospectus. This prospectus and any accompanying prospectus supplement may be used only for the purposes for which they have been published. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the first mortgage bonds and unsecured debt securities, together, referred to as the "securities," described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under "INCORPORATION BY REFERENCE OF CERTAIN INFORMATION" and "WHERE YOU CAN FIND MORE INFORMATION" before you invest in the securities.

OGLETHORPE POWER CORPORATION

        We are a Georgia electric membership corporation incorporated in 1974 and headquartered in metropolitan Atlanta. We are owned by 38 retail electric distribution cooperative members. Our principal business is providing wholesale electric power to our members. As with cooperatives generally, we operate on a not-for-profit basis. We are the largest electric cooperative in the United States in terms of assets and kilowatt-hour sales, and, through our members, consumers served.

        Our members are local consumer-owned distribution cooperatives providing retail electric service on a not-for-profit basis in the State of Georgia. In general, the customer base of our members consists of residential, commercial and industrial consumers within specific geographic areas. Our members serve approximately 1.8 million electric consumers (meters) representing approximately 4.1 million people.

        Our principal executive offices are located at 2100 East Exchange Place, Tucker, Georgia 30084-5336. Our telephone number is (770) 270-7600. We maintain a website at www.opc.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

RISK FACTORS

        Investing in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors under the heading "Item 1A—RISK FACTORS" in our most recent annual report on Form 10-K, which is on file with the SEC and incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and incorporated by reference into this prospectus. You should also carefully consider the risks and other information that may be contained in any prospectus supplement accompanying this prospectus. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business, financial condition, results of operations and the trading price of the securities.

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement accompanying this prospectus or any other offering materials and any documents we incorporate by reference may contain "forward-looking statements." All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate to occur in the future, including matters such as the timing of various regulatory and other actions, future capital expenditures, business strategy and development, construction or operation of facilities (often, but not always, identified through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "projection," "target" and "outlook") are forward-looking statements.

        Although we believe that in making these forward-looking statements our expectations are based on reasonable assumptions, any forward-looking statement involves uncertainties and there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the heading "Item 1A—RISK FACTORS" and in other sections of our most recent annual report on Form 10-K, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, any accompanying prospectus and the information incorporated by reference in this prospectus may not occur.

        Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

        Unless we indicate otherwise in the prospectus supplement accompanying this prospectus, we intend to use the net proceeds we receive from the sale of the securities to (i) finance capital expenditures related to the construction, acquisition, or enhancement of generation facilities to meet the current and future energy demands of our members and (ii) for general corporate purposes. If we intend to use the net proceeds of a future offering of securities for one or more principal purposes, we will state the purpose or purposes, and the approximate amount to be used for each purpose, in the applicable prospectus supplement. The net proceeds may be invested temporarily until they are used for their intended purposes.

RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

        The following table sets forth our ratio of earnings to fixed charges for the periods shown:

	Nine Months Ended September 30,		Year ended December 31,
	2013		2012		2011		2010		2009	2008
Ratio of Earnings to Fixed Charges(1)	.97	(2)	.86	(3)	.89	(4)	.97	(5)	1.02	1.02

(1)
Our ratio of earnings to fixed charges is less than that of many investor-owned utilities because we operate on a not-for-profit basis and seek only to generate revenues sufficient to recover our cost of service and to generate margins sufficient to establish reasonable reserves and meet certain financial coverage requirements.

(2)
The dollar amount for the deficiency for the nine-months ended September 30, 2013 is $6,386,000.

(3)
The dollar amount for the deficiency for the fiscal year ended December 31, 2012 is $46,148,000.

(3)
The dollar amount for the deficiency for the fiscal year ended December 31, 2011 is $36,611,000.

(4)
The dollar amount for the deficiency for the fiscal year ended December 31, 2010 is $9,517,000.

 DESCRIPTION OF THE FIRST MORTGAGE BONDS

        This section includes a summary of selected provisions of the first mortgage indenture and is qualified in its entirety by reference to all of the provisions of the first mortgage indenture, including definitions of terms used in the first mortgage indenture. The first mortgage indenture contains the full text of the provisions summarized in this section. You should read the first mortgage indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. This summary is further qualified in its entirety by reference to the particular terms of the first mortgage bonds described in the applicable prospectus supplement or supplements.

General

        The first mortgage bonds will be issued pursuant to an Indenture, dated March 1, 1997, made by us, formerly known as Oglethorpe Power Corporation (An Electric Generation & Transmission Corporation), to U.S. Bank National Association, successor to SunTrust Bank, Atlanta, as trustee, as supplemented and amended. We refer to this Indenture in this prospectus as the "first mortgage indenture" and to U.S. Bank National Association in its capacity as trustee under the first mortgage indenture, as the "first mortgage trustee." The first mortgage bonds will be secured equally and ratably under the first mortgage indenture by a lien on substantially all our owned tangible and certain of our intangible assets.

        The first mortgage bonds will be registered in the name of a nominee for the Depository Trust Company, or DTC, pursuant to DTC's Book-Entry-Only System. Purchases of beneficial interests in the first mortgage bonds will be made in book-entry form, without certificates. If at any time the Book-Entry-Only System is discontinued for the first mortgage bonds, the first mortgage bonds will be exchangeable for other fully registered certificated first mortgage bonds of like tenor and of an equal aggregate principal amount, in authorized denominations. See "BOOK-ENTRY SYSTEM." We may impose a charge sufficient to reimburse us or the first mortgage trustee for any tax or other governmental charge required to be paid with respect to any exchange or transfer of a first mortgage bond.

Specific Terms of Each Series of First Mortgage Bonds

        Each time that we offer a series of first mortgage bonds pursuant to this prospectus, we will specify the particular amount, price and other terms of those first mortgage bonds in a prospectus supplement. These terms may include:

  •
  the title of the series of first mortgage bonds;

  •
  the date or dates on which the principal of and premium, if any, on the series of first mortgage bonds will be payable;

  •
  the interest rate or rates on the series of first mortgage bonds and the date from which that interest will accrue;

  •
  the dates on which we will pay interest on the series of first mortgage bonds and the regular record date for determining who is entitled to the interest payable on any interest payment due;

  •
  the place or places where principal of and premium, if any, and interest on the series of first mortgage bonds will be payable;

  •
  any redemption dates, prices, obligations and restrictions on the series of first mortgage bonds;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of first mortgage bonds;

  •
  the denominations in which the series of first mortgage bonds will be issued;

  •
  whether the first mortgage bonds will be deemed to be offered at an original issue discount for federal tax purposes and the federal tax effects thereof;

  •
  the portion of the principal amount of the series of first mortgage bonds that is payable on the declaration of acceleration of the maturity;

  •
  the applicable overdue rate if other than the interest rate stated in the title of the series of first mortgage bonds;

  •
  any modifications of or additions to the events of default in the first mortgage indenture;

  •
  if the amount of principal of and premium or interest on any series of first mortgage bonds may be determined by reference to an index based on either a currency other than that in which that series of first mortgage bonds are payable or any other method specifying the manner in which these amounts will be determined;

  •
  whether and to what extent any other means of satisfaction and discharge, which is sometimes referred to as "defeasance," will be applicable to the series of first mortgage bonds other than as described below under "Defeasance";

  •
  if the series of first mortgage bonds are to be issued in the form of one or more securities and, if so, the identity of the depository or depositaries of the first mortgage bonds;

  •
  if the series of first mortgage bonds is to be insured; and

  •
  any other specific terms of the series of first mortgage bonds.

Security and Ranking

        The first mortgage bonds will be secured equally and ratably under the first mortgage indenture by a lien on substantially all of our tangible and some of our intangible assets, including those we acquire in the future. The mortgaged property includes our electric generating plants and some of our contracts for the purchase, sale or transmission of electricity or pooling or other power supply arrangements of more than one year in duration or that relate to the ownership, operation, construction or maintenance of our electric generation facilities, but excluding all excepted property and excludable property described below.

        The first mortgage indenture does not include in the mortgaged property the following excepted property among other things:

  •
  cash on hand or in banks or in other financial institutions (excluding certain amounts deposited or required to be deposited with the first mortgage trustee pursuant to the first mortgage indenture);

  •
  other contracts and contract rights not specifically subject to the lien of the first mortgage indenture;

  •
  instruments and certain securities (other than those required to be deposited with the first mortgage trustee under the first mortgage indenture);

  •
  allowances for emissions or similar rights;

  •
  patents and trademarks;

  •
  the right to bring an action or enforce a judgment;

  •
  vehicles, vessels and airplanes;

  •
  office furniture, equipment and supplies and data processing, accounting and other computer equipment, software and supplies;

  •
  leases for a term of less than five years;

  •
  timber, coal, ore, gas, oil and other minerals and all electric energy generated;

  •
  non-assignable permits, licenses, franchises, leases, contracts and contractual and other rights;

  •
  our interest in other property in which a security interest cannot legally be perfected; and

  •
  all nuclear fuel located outside of the State of Georgia.

        The first mortgage indenture also excludes from mortgaged property excludable property, which is property as to which we have delivered to the first mortgage trustee prior to acquiring such property a certificate stating that such property is to be excluded from the lien of the first mortgage indenture and that we would remain capable of meeting the rate covenant described below even if we do not have use of such property.

        Our title to the mortgaged property and the lien of the first mortgage indenture are subject to permitted exceptions and encumbrances, which include, among other things, (i) identified exceptions and encumbrances existing in March 1997, as long as such matters do not materially impair the use of such property; (ii) non-delinquent or contested taxes; (iii) mechanics', materialmen's or contractors' liens; (iv) local improvement district assessments; (v) leases for a term of not more than ten years or, if for a term of more than ten years, leases which would not materially impair our use of the leased property in the conduct of our business; (vi) specified easements; (vii) the undivided interests of other co-owners in our facilities and liens on our undivided interests in co-owned facilities, and rights of such owners in property owned jointly with us; (viii) the pledge of current assets to secure current liabilities; (ix) liens which have been bonded for or for the payment of which a deposit had been made in the full amount of such lien; (x) and other exceptions and encumbrances which we do not believe adversely affect in any material respect our right to use our property to secure the first mortgage bonds. The lien of the first mortgage indenture is also shared with the first mortgage trustee under the first mortgage indenture to secure and allow the first mortgage trustee to recover amounts that may be owed to the first mortgage trustee under the first mortgage indenture.

        All of our property acquired after the date of this prospectus, other than excepted property and excludable property discussed above, will become subject to the lien of the first mortgage indenture, but subject to:

  •
  specified purchase money and pre-existing liens;

  •
  limitations, in the case of any consolidation, merger or sale of substantially all of our assets; and

  •
  recordation of supplements to the first mortgage indenture describing that after-acquired property, in the case of real property.

Release and Substitution of Property

        So long as no event of default exists under the first mortgage indenture, we will be able to sell, exchange or otherwise dispose of any part of the mortgaged property to facilitate our day-to-day operations. We may also release mortgaged property from the lien of the first mortgage indenture other than in connection with a sale, exchange or other disposition. In order to obtain a release of the mortgaged property from the first mortgage trustee, we must find that the release will not impair the security under the first mortgage indenture and that the release is:

  •
  desirable in the conduct of our business and the property to be released is no longer necessary in the conduct of our business; or

  •
  made in lieu and reasonable anticipation of the taking of the property by eminent domain or the exercise by a governmental entity of a right to purchase or order the sale of the property.

        Some of these releases also require the substitution of bondable additions, the deposit of cash with the first mortgage trustee (which would constitute trust moneys as described below), the retirement or defeasance of first mortgage indenture obligations, or the deposit of designated qualifying securities with the first mortgage trustee, in each case of equal value to the fair value of the mortgaged property to be released. Trust moneys can be withdrawn against bondable additions, retired or defeased first mortgage indenture obligations, or deposited designated qualifying securities, in each case of equal value, and can, at our option, be used for the redemption of first mortgage indenture obligations prior to their maturity, for the payment of principal on first mortgage indenture obligations at their maturity or for the purchase of first mortgage indenture obligations. To the extent that any trust moneys consist of the proceeds of insurance upon any part of the mortgaged property, those trust moneys can be withdrawn to reimburse us for costs to repair, rebuild or replace the destroyed or damaged property.

        Trust moneys is all money received by the first mortgage trustee:

  •
  upon the release of property from the lien of the first mortgage indenture, including all moneys received in respect of the principal of all purchase money obligations deposited with the first mortgage trustee in respect of its release of property;

  •
  as compensation for, or proceeds of sale of, any part of the mortgaged property that has been taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority;

  •
  as proceeds of insurance upon any part of the mortgaged property;

  •
  as principal paid on designated qualifying securities in excess of the principal then due on the first mortgage indenture obligations issued on the basis of the designated qualifying securities; or

  •
  for application as trust moneys under the first mortgage indenture or whose disposition was not otherwise specifically provided for in the first mortgage indenture.

Additional First Mortgage Indenture Obligations

        The aggregate principal amount of first mortgage indenture obligations that may be issued under the first mortgage indenture is not limited. Additional first mortgage indenture obligations, ranking equally and ratably with the existing first mortgage indenture obligations, may be issued from time to time:

  •
  against:

  (1)
  90.91% of the amount of bondable additions,

  (2)
  the aggregate principal amount of retired or defeased first mortgage indenture obligations,

  (3)
  the aggregate principal amount of designated qualifying securities deposited with the first mortgage trustee,

  (4)
  the amount of cash deposited with the first mortgage trustee, and

  (5)
  80% of the amount of certified progress payments (discussed below); and

  •
  to evidence any reimbursement obligations that we have to credit enhancers or the Rural Utilities Service as a result of credit enhancement that we have obtained in connection with or guarantees of other first mortgage indenture obligations.

        The amount of bondable additions available for the issuance of additional first mortgage indenture obligations is equal to (i) the existing balance of bondable additions, plus (ii) the amount of property additions available to be certified to the first mortgage trustee as bondable additions, less (iii) the amount of retirements not yet counted in the calculation of bondable additions. Property additions are limited under the first mortgage indenture to certain of our property that is (i) chargeable to our fixed plant accounts and for which evidence of our title thereto is provided, (ii) subject to the lien of the first mortgage indenture, (iii) acquired or constructed by us since March 1, 1997, and (iv) not subject to pre-existing liens securing indebtedness prior to or on a parity with the lien of the first mortgage indenture. The amount of property additions available to be certified to the first mortgage trustee is calculated as the lesser of the cost or fair value to us of such property additions (fair value to be determined as of the time of acquisition). Retirements consist of property subject to the lien of the first mortgage indenture that has been retired or otherwise disposed of free from the lien of the first mortgage indenture. The amount of retirements is (i) for retired property acquired by us after March 1, 1997, the lesser of the cost or fair value to us of such property (fair value to be determined as of the time of acquisition), and (ii) for retired property acquired by us on or before March 1, 1997, the net book value of such property as of March 1, 1997.

        Designated qualifying securities are securities, including first mortgage bonds or other debt instruments, held by the first mortgage trustee and issued by one of our subsidiaries under an indenture, mortgage or other security instrument substantially identical in substance to the provisions of our first mortgage indenture (subject to limited exceptions), which securities we have designated as (i) the basis for additional first mortgage indenture obligations, (ii) the withdrawal of trust moneys, deposited cash or other specified assets held by the first mortgage trustee, or (iii) the release of mortgaged property. The aggregate amount of designated qualifying securities that can be deposited with the first mortgage trustee at any one time cannot exceed 20% of the aggregate principal amount of first mortgage indenture obligations then outstanding.

        We may also use certified progress payments (as defined below) as the basis for the issuance of additional first mortgage indenture obligations in order to finance the construction of generation and related facilities. Certified progress payments are payments we make pursuant to a qualified EPC contract (as defined below), which payments we are certifying as the basis for the issuance of additional first mortgage indenture obligations. These are amounts that we would assign to our fixed plant accounts and that will constitute property additions upon the performance of the qualified EPC contract. A qualified EPC contract is defined as any contract providing for the engineering, procurement or construction of generation or related facilities (including electric transmission and fuel supply facilities) that we intend to own upon performance of the qualified EPC contract, and the payments for which are used as the basis for the issuance of additional first mortgage indenture obligations. We can issue additional first mortgage indenture obligations up to 80% of the amount of the certified progress payments. The total amount of first mortgage indenture obligations outstanding at any time on the basis of certified progress payments may not exceed 40% of the total obligations then outstanding under the first mortgage indenture. Upon performance of the qualified EPC contract, we may convert the amounts outstanding under the first mortgage indenture obligations that were issued on the basis of certified progress payments, in an aggregate principal amount up to but not exceeding 90.91% of bondable additions acquired with the proceeds of certified progress payments and made the basis of such conversion, to amounts outstanding under first mortgage indenture obligations issued on the basis of bondable additions.

        Before we may issue additional first mortgage indenture obligations on the basis of bondable additions, retirements or defeasance of first mortgage indenture obligations, the deposit of cash with the first mortgage trustee, the deposit of designated qualifying securities with the first mortgage trustee, or certified progress payments, we must certify that our margins for interest ratio was at least 1.10 during the immediately preceding fiscal year or during any consecutive 12-month period within the 18-month period immediately preceding our request for additional first mortgage indenture obligations.

Covenants

  Rate Covenant

        The first mortgage indenture requires us to establish and collect rates for the use or the sale of the output, capacity or service of our properties that produce money sufficient, together with other money available to us, to enable us to comply with all covenants under the first mortgage indenture. Subject to any necessary approval or determination of any regulatory or judicial authority with jurisdiction over our rates, the first mortgage indenture requires us to establish and collect rates for the use or the sale of the output, capacity or service of our properties which are reasonably expected, together with our other revenue, to yield a margins for interest ratio equal to at least 1.10 for each fiscal year. The margins for interest ratio is the ratio of margins for interest for any period to total interest charges for that period. Margins for interest means, for any period, the sum of each of the following for that period:

  (a)
  our net margins (which includes our revenues subject to refund at a later date but excludes provisions for (i) non-recurring charges to income, including the non-recoverability of assets or expenses, except to the extent we determine to recover such charges in rates and (ii) refunds of revenues collected or accrued in any prior year subject to possible refund); plus

  (b)
  interest charges (discussed below); plus

  (c)
  any amount included in net margins for accruals for federal and state income and other taxes imposed on income after deduction of interest expense; plus

  (d)
  any amount included in net margins for any losses incurred by any subsidiary or affiliate of ours; plus

  (e)
  any amount we actually receive during that period as a dividend or other distribution of earnings of any subsidiary or affiliate of ours; minus

  (f)
  any amount included in net margins for any earnings or profits of any subsidiary or affiliate of ours; minus

  (g)
  any amount we actually contribute to the capital of, or actually pay under a guarantee of an obligation of, any subsidiary or affiliate to the extent of any accumulated losses incurred by the subsidiary or affiliate, but only to the extent (i) the losses have not otherwise caused other contributions or payments to be included in net margins for purposes of computing margins for interest for a prior period and (ii) the amount has not otherwise been included in net margins.

        Interest charges means, for any period, our total interest charges (whether capitalized or expensed) for the period with respect to interest accruing on all outstanding first mortgage indenture obligations and on all debt secured by a lien equal to or prior to the lien of the first mortgage indenture, but excludes interest accruing in respect of some first mortgage indenture obligations that were issued on the basis of designated qualifying securities.

        Promptly upon any material change in the circumstances which were contemplated at the time the rates were most recently reviewed, but at least once every 12 months, we are required to review our rates and, subject to any necessary regulatory approval, promptly establish or revise our rates as necessary to comply with the foregoing requirements. A failure by us to actually achieve a 1.10 margins for interest ratio will not itself constitute an event of default under the first mortgage indenture. However, a failure to establish rates reasonably expected to achieve a 1.10 margins for interest ratio will be an event of default if the failure continues for 45 days after we receive notice thereof from the first mortgage trustee or the holders of at least 10% in principal amount of the first mortgage indenture obligations, unless the failure results from our inability to obtain regulatory approval.

  Limitation on Distributions, Payments or Retirement of Patronage Capital

        The first mortgage indenture prohibits us from making any distribution, payment or retirement of patronage capital to our members if, at the time thereof or after giving effect thereto:

  (a)
  an event of default exists,

  (b)
  our aggregate margins and equities as of the end of the most recent fiscal quarter would be less than 20% of our total long-term debt and equities at such time, or

  (c)
  the aggregate amount expended for the distribution, payment or retirement on or after the date on which our aggregate margins and equities first reach 20% of our total long-term debt and equities would exceed 35% of our aggregate net margins earned after that date. The restrictions set forth in this clause (c) and in clause (b) above, however, would not apply if, after giving effect to the distribution, payment or retirement, our aggregate margins and equities as of the end of the most recent fiscal quarter would not be less than 30% of our total long-term debt and equities.

  Limitation on Liens

        The first mortgage indenture obligates us to keep all of the mortgaged property free and clear of other liens, subject to permitted exceptions and purchase money or pre-existing liens on our after-acquired property not in excess of 80% (or with respect to property that is not necessary to the operations of the remaining portion of our system, 100%) of the lesser of the cost or the fair value of the property and in the aggregate not in excess of 15% of the aggregate principal amount of all first mortgage indenture obligations.

  Required Investment of Trust Moneys and Certain Cash

        The first mortgage indenture requires us to invest or direct the first mortgage trustee to invest at least 75% of each of (i) trust moneys and (ii) cash deposited under the first mortgage indenture, in:

  (a)
  defeasance securities;

  (b)
  securities issued by any agency or instrumentality of the United States of America or any corporation created pursuant to any act of the Congress of the United States;

  (c)
  commercial paper rated in either of the two highest rating categories by a national credit rating agency;

  (d)
  demand or time deposits, certificates of deposit and bankers' acceptances issued or accepted by any bank or trust company having capital surplus and undivided profits aggregating at least $50 million and whose long-term debt is rated in any of the three highest rating categories by a national credit rating agency;

  (e)
  any non-convertible debt securities rated in any of the three highest rating categories by a national credit rating agency;

  (f)
  repurchase agreements that are secured by a perfected security interest in securities listed in clauses (a) or (b) above entered into with a government bond dealer recognized as a primary dealer by the Federal Reserve Bank of New York or any bank described in clause (d) above; or

  (g)
  any short-term institutional investment fund or account which invests solely in any of the foregoing obligations.

  Consolidation, Merger, Conveyance or Transfer

        The first mortgage indenture provides that we will not consolidate with or merge into any other person or convey or transfer the mortgaged property as an entirety to any person, unless:

  •
  the consolidation, merger, conveyance or transfer is on terms that fully preserve the lien and security of the first mortgage indenture as provided for in the first mortgage indenture and the rights and powers of the first mortgage trustee and the holders of first mortgage indenture obligations;

  •
  the successor is a person organized and validly existing under the laws of the United States of America, any State of the United States of America or the District of Columbia;

  •
  the successor executes and delivers to the first mortgage trustee a supplement to the first mortgage indenture in accordance with the requirements of the first mortgage indenture in which (i) the successor assumes the due and punctual payment of the principal of, and premium, if any, and interest on all the outstanding first mortgage indenture obligations and the performance and observance of every covenant and condition of the first mortgage indenture that we would otherwise have to perform or observe and (ii) there is a grant, conveyance, transfer and mortgage complying with the first mortgage indenture;

  •
  immediately after giving effect to the transaction, no event of default under the first mortgage indenture will exist; and

  •
  we deliver to the first mortgage trustee an officers' certificate and an opinion of counsel, each of which state that such consolidation, merger, conveyance or transfer and the related supplement to the first mortgage indenture comply with the requirements of the first mortgage indenture and that all conditions precedent provided for in the first mortgage indenture relating to the transaction have been complied with.

Credit Enhancement

        The first mortgage indenture provides that first mortgage indenture obligations of any series may have the benefit of an insurance policy, letter of credit, financial guaranty insurance policy or other similar obligation to pay when due (to the extent not paid by us) the principal and interest on first mortgage indenture obligations or on another obligation the payment of which is secured by a first mortgage indenture obligation or credited against the principal and interest due on such first mortgage indenture obligation issued by a credit enhancer. See "Action by Credit Enhancer or the Rural Utilities Service."

Events of Default and Remedies

        Events of default under the first mortgage indenture consist of:

  •
  failure to pay principal of or premium, if any, on any first mortgage indenture obligation when due unless otherwise provided with respect to such first mortgage indenture obligation (we have provided for grace periods with respect to the payment of principal with respect to certain first mortgage indenture obligations); provided, however, that no payment by the Rural Utilities Service pursuant to any guarantee by the United States of America, or pursuant to any Rural Utilities Service insuring of, or, unless otherwise provided in the first mortgage obligation, by any other guarantor or insurer of, any first mortgage indenture obligation will be considered a payment under this paragraph for purposes of determining the existence of such a failure to pay;

  •
  failure to pay any interest on any first mortgage indenture obligation when due if the failure to pay is continued for 45 days unless otherwise provided with respect to such first mortgage indenture obligation (with respect to certain first mortgage indenture obligations, we have provided for shorter grace periods with respect to the payment of interest); provided, however, that no payment by the Rural Utilities Service pursuant to any guarantee by the United States of America or pursuant to any Rural Utilities Service insuring of, or, unless otherwise provided in the first mortgage obligation, by any other guarantor or insurer of, any first mortgage indenture obligation will be considered a payment under this paragraph for purposes of determining the existence of such a failure to pay;

  •
  default in the performance, or breach, by us of any of our warranties or covenants contained in the first mortgage indenture if the breach is continued for 45 days after written notice thereof from the first mortgage trustee or the holders of at least 10% in principal amount of the outstanding first mortgage indenture obligations;

  •
  failure to pay when due (including any applicable grace period) any portion of principal (other than amounts due on acceleration) under any bond, debenture, note or other indebtedness for money borrowed (other than indebtedness secured by first mortgage indenture obligations), which failure has resulted in the acceleration of indebtedness in excess of $10 million, if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after the failure or acceleration;

  •
  a judgment against us in excess of $10 million which remains unsatisfied or unstayed for 45 days after either entry of judgment or termination of stay, and such judgment remains unstayed or unsatisfied for a period of 10 days after notice thereof from the first mortgage trustee or the holders of at least 10% in principal amount of the outstanding first mortgage indenture obligations; or

  •
  other proceedings in bankruptcy, receivership, insolvency, liquidation or reorganization.

        Subject to the provisions of the first mortgage indenture relating to the duties of the first mortgage trustee, if an event of default occurs and is continuing, the first mortgage trustee will be under no obligation to exercise any of its rights or powers under the first mortgage indenture at the request or direction of any of the holders, unless those holders (other than the United States of America or its agencies or instrumentalities) have offered to the first mortgage trustee reasonable indemnity. Subject to provisions for the indemnification of the first mortgage trustee, the holders of a majority in aggregate principal amount of the outstanding first mortgage indenture obligations will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the first mortgage trustee or exercising any trust or power conferred on the first mortgage trustee, except that, so long as it is not in default with respect to its credit enhancement for any first mortgage indenture obligations, a credit enhancer for, and not the actual holders of, those first mortgage indenture obligations would be deemed to be the holder of those first mortgage indenture obligations for purposes of, among other things, taking action in connection with the remedies set forth in the first mortgage indenture.

        If an event of default occurs and is continuing, either the first mortgage trustee or the holders of at least 25% in aggregate principal amount of the outstanding first mortgage indenture obligations may accelerate the maturity of all first mortgage indenture obligations. However, after the acceleration, but before a sale of any of the mortgaged property or a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding first mortgage indenture obligations may, under certain circumstances, rescind the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the first mortgage indenture.

        No holder of any first mortgage indenture obligation has any right to institute any proceeding with respect to the first mortgage indenture or for any remedy thereunder, unless:

  •
  the holder has previously given to the first mortgage trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding first mortgage indenture obligations have made written request to the first mortgage trustee to institute the proceeding as first mortgage trustee;

  •
  the holders (other than the United States of America or its agencies or instrumentalities) have offered reasonable indemnity to the first mortgage trustee against the costs to be incurred in compliance with the request;

  •
  the first mortgage trustee for 60 days after its receipt of such notice, request and indemnity has failed to institute the proceeding; and

  •
  the first mortgage trustee has not received from the holders of a majority in aggregate principal amount of the outstanding first mortgage indenture obligations a direction inconsistent with the request.

        However, the limitations on the holders' rights to institute proceedings do not apply to a suit instituted by a holder of a first mortgage indenture obligation for the enforcement of payment of the principal of and premium, if any, or interest on the first mortgage indenture obligation on or after the respective due dates stated therein.

        The first mortgage indenture provides that the first mortgage trustee, within 90 days after the occurrence of the event of default (but at least 60 days after the occurrence of some specified events of default), will give to the holders of first mortgage indenture obligations notice of all uncured defaults known to it, provided that, except that in the case of a default in the payment of principal of, and premium, if any, or interest on any first mortgage indenture obligations, the first mortgage trustee will be protected in withholding that notice if it in good faith determines that the withholding of that notice is in the interest of the holders of the first mortgage indenture obligations.

        If an event of default occurs and is continuing, the first mortgage trustee may sell the mortgaged property, in either judicial or nonjudicial proceedings. The proceeds from the disposition of the mortgaged property will be applied as follows:

  (a)
  first, to the payment of all amounts due to the first mortgage trustee;

  (b)
  second,

  (1)
  if all first mortgage indenture obligations have become due and payable, to the payment of outstanding first mortgage indenture obligations without preference or priority between interest, principal and redemption price, including premium, if any, among first mortgage indenture obligations, or

  (2)
  if the principal of all first mortgage indenture obligations have not become due and payable, then (A) first to interest installments in the order of their maturity and (B) second to principal or redemption price;

  (c)
  third, to the payment of penalties, costs and expenses associated with first mortgage indenture obligations;

  (d)
  fourth, to payment of amounts to maintain the value of any reserve funds relating to tax exempt first mortgage bonds; and

  (e)
  fifth, to us or whoever may be lawfully entitled to receive any remaining amount.

        The first mortgage indenture requires us to deliver to the first mortgage trustee, within 120 days after the end of each calendar year, a written statement as to our compliance (determined without regard to any grace period or notice requirement) with all of our obligations under the first mortgage indenture. In addition, we are required to deliver to the first mortgage trustee, promptly after any of our officers may be reasonably deemed to have knowledge of a default under the first mortgage indenture, a written notice specifying the nature and duration of the default and the action we are taking and propose to take with respect to the default.

Amendments and Supplements to the First Mortgage Indenture

  Waiver of Covenants

        Our compliance with the covenants contained in the first mortgage indenture relating to (i) limitation on liens, (ii) payment of taxes, (iii) maintenance of properties, (iv) insurance, (v) delivery of annual compliance certificates and notices of default under the first mortgage indenture, (vi) establishing and reviewing certain rates, (vii) distributions to our members and (viii) investment of certain moneys, may be waived by a vote of the holders of a majority of the aggregate principal amount of the outstanding first mortgage indenture obligations.

  Supplements to the First Mortgage Indenture Without Consent of Holders

        Without the consent of the holders of any first mortgage indenture obligations, we and the first mortgage trustee may, from time to time, enter into one or more supplements to the first mortgage indenture:

  (a)
  to correct or amplify the description of any property at any time subject to the lien of the first mortgage indenture;

  (b)
  to confirm property subject or required to be subjected to the lien of the first mortgage indenture or to subject additional property to the lien of the first mortgage indenture;

  (c)
  to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of the issue, authentication and delivery of first mortgage indenture obligations or of any series of first mortgage indenture obligations;

  (d)
  to create any new series of first mortgage indenture obligations;

  (e)
  to modify or eliminate any of the terms of the first mortgage indenture, provided in the event the modification or elimination would adversely affect or diminish the rights of any holder, the supplement to the first mortgage indenture must state that any such modification or elimination will become effective only when there are no first mortgage indenture obligations outstanding under any series created prior to the supplement to the first mortgage indenture and provided the first mortgage trustee may decline to execute the supplement to the first mortgage indenture if, in the first mortgage trustee's opinion, it does not afford adequate protection to the first mortgage trustee;

  (f)
  to evidence the succession of another corporation to us and the assumption by any such successor of our covenants;

  (g)
  to add to our covenants or events of default for the benefit of the holders of all or any series of first mortgage indenture obligations, or to surrender any of our rights or powers;

  (h)
  to evidence the succession of another trustee or the appointment of a co-trustee or separate trustee;

  (i)
  to cure any ambiguity, to correct or supplement any provision in the first mortgage indenture which may be inconsistent with any other provision or to make any other provision, with respect to matters or questions arising under the first mortgage indenture, which is not inconsistent with the provisions of the first mortgage indenture, provided such action shall not, in our opinion, adversely affect the interests of the holders of the first mortgage indenture obligations in any material respect;

  (j)
  to modify, eliminate or add to the provisions of the first mortgage indenture to the extent necessary to effect the qualification of the first mortgage indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted;

  (k)
  to add or change any provision of the first mortgage indenture to the extent necessary to permit or facilitate the issuance of first mortgage indenture obligations in bearer or book-entry form; or

  (l)
  to make any change in the first mortgage indenture that, in the reasonable judgment of the first mortgage trustee, would not materially and adversely affect the rights of holders of first mortgage indenture obligations.

        A supplement to the first mortgage indenture will be presumed not to materially and adversely affect the rights of holders for purposes of paragraph (l) above if (i) the first mortgage indenture, as supplemented and amended, secures equally and ratably the payment of principal of (and premium, if any) and interest on the first mortgage indenture obligations which are to remain outstanding and (ii) we furnish to the first mortgage trustee written evidence from at least two nationally recognized statistical rating organizations then rating the first mortgage indenture obligations (or other obligations primarily secured by first mortgage indenture obligations) that their respective underlying ratings of the first mortgage indenture obligations (or other obligations primarily secured by first mortgage indenture obligations) will not be withdrawn or reduced as a result of the changes in the first mortgage indenture effected by the supplement to the first mortgage indenture, provided that any changes in the first mortgage indenture that require the consent of all of the holders of first mortgage indenture obligations affected thereby may not be made on the basis that they do not materially and adversely affect the rights of holders.

  Supplements to the First Mortgage Indenture With Consent of Holders

        With the consent of the holders of not less than a majority in principal amount of the first mortgage indenture obligations of all series then outstanding affected by the supplement to the first mortgage indenture, we and the first mortgage trustee may, from time to time, enter into one or more supplements to the first mortgage indenture to add, change or eliminate any of the provisions of the first mortgage indenture or modify the rights of the holders of the first mortgage indenture obligations. However, no supplement to the first mortgage indenture will, without the consent of the holder of each outstanding first mortgage indenture obligation affected thereby:

  •
  change the stated maturity (the date specified in each first mortgage indenture obligation as the date on which the principal of the first mortgage indenture obligation or an installment of interest on any first mortgage indenture obligation is due and payable) of any first mortgage indenture obligation;

  •
  reduce the principal of, or any installment of interest on, any first mortgage indenture obligation, or any premium payable upon the redemption of the first mortgage indenture obligation;

  •
  change any place of payment (the city or political subdivision thereof in which we are required by the first mortgage indenture to maintain an office or agency for payment of the principal of or interest on the first mortgage indenture obligations) where, or the currency in which, any first mortgage indenture obligation, or the interest thereon, is payable;

  •
  impair the right to institute suits for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

  •
  reduce the percentage in principal amount of the outstanding first mortgage indenture obligations, the consent of the holders of which is required for various purposes;

  •
  permit the creation of any lien ranking prior to or on a parity with the lien of the first mortgage indenture with respect to any of the mortgaged property;

  •
  modify the provisions of any mandatory sinking fund so as to affect the rights of a holder to the benefits of the mandatory sinking fund; or

  •
  modify certain other provisions of the first mortgage indenture.

Action by Credit Enhancer or the Rural Utilities Service

        Under the first mortgage indenture, any credit enhancer that agrees to provide any undertaking to pay amounts due with respect to any first mortgage indenture obligations to the extent those amounts are not paid by us will be considered a holder of those first mortgage indenture obligations for the purpose of (i) giving any requisite approval or consent to supplements or amendments to the first mortgage indenture (other than those amendments which require the consent of the holders of each first mortgage indenture obligation affected thereby) and (ii) giving any other approval or consent, giving any notice, effecting any waiver or authorization, exercising any remedies or taking any other action that can be taken by the holder of those first mortgage indenture obligations. However, if the credit enhancer is in default with respect to the performance of its undertaking, it will not be considered a holder in place of the holders of those first mortgage indenture obligations.

        With respect to first mortgage indenture obligations guaranteed or insured by the United States of America, acting by and through the Administrator of the Rural Utilities Service, the Rural Utilities Service, rather than the actual payee of the first mortgage indenture obligations, will have all of the rights of a holder of the first mortgage indenture obligations for the period in which those first mortgage indenture obligations are guaranteed or insured by the United States of America, acting by and through the Administrator of the Rural Utilities Service, regardless of whether the Rural Utilities Service actually possesses those first mortgage indenture obligations. All the applicable first mortgage indenture obligations must be registered to show the United States of America, acting by and through the Administrator of the Rural Utilities Service, as the registered holder of the first mortgage indenture obligations, unless the Rural Utilities Service otherwise requests.

Defeasance

        Subject to some conditions, the first mortgage indenture provides that first mortgage indenture obligations of any series, or any maturity within a series, will be deemed to have been paid and our obligations to the holders of those first mortgage indenture obligations will be discharged, if we deposit with the first mortgage trustee or paying agent cash or defeasance securities maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of reinvestment of such interest, to pay when due the principal or (if applicable) redemption price and interest due and to become due on those first mortgage indenture obligations. Defeasance securities include non-callable bonds or other obligations, the principal and interest on which constitute direct obligations of, or are unconditionally guaranteed by, the United States of America, or certificates of interest or participation in any of these obligations, or in specified portions of these obligations (which may consist of specified portions of the interest on the certificates).

Concerning the First Mortgage Trustee

        U.S. Bank National Association is the trustee under the first mortgage indenture and under the unsecured indenture. We may maintain other banking relationships in the ordinary course of business with the U.S. Bank National Association for which it may receive customary fees.

Governing Law

        The first mortgage indenture and the first mortgage bonds are governed by and construed in accordance with the laws of the State of Georgia.

DESCRIPTION OF THE UNSECURED DEBT SECURITIES

        This section includes a summary of selected provisions of the unsecured indenture and is qualified in its entirety by reference to all of the provisions of the unsecured indenture, including definitions of terms used in the unsecured indenture. The unsecured indenture contains the full text of the provisions summarized in this section. You should read the unsecured indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. This summary is further qualified in its entirety by reference to the particular terms of the unsecured debt securities described in the applicable prospectus supplement or supplements.

General

        The unsecured debt securities that we may offer from time to time by this prospectus and supplements hereto will be issued under an Indenture, dated as of December 22, 2010, between us and U.S. Bank National Association, as trustee. We refer to this Indenture in this prospectus as the "unsecured indenture" and to U.S. Bank National Association in its capacity as trustee under the unsecured indenture, as the "unsecured trustee." The unsecured debt securities that we may issue under the unsecured indenture will be unsecured and junior to all of our secured debt. Unless we indicate otherwise in an applicable prospectus supplement, the unsecured debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

        Unless we indicate otherwise in the applicable prospectus supplement, the unsecured debt securities will be registered in the name of a nominee for DTC, pursuant to DTC's Book-Entry-Only System. Purchases of beneficial interests in the unsecured debt securities will be made in book-entry form, without certificates. If at any time the Book-Entry-Only System is discontinued for the unsecured debt securities, the unsecured debt securities will be exchangeable for other fully registered certificated unsecured debt securities of like tenor and of an equal aggregate principal amount, in authorized denominations. See "BOOK-ENTRY SYSTEM." We may impose a charge sufficient to reimburse us for any tax or other governmental charge required to be paid with respect to any exchange or transfer of a unsecured debt security.

Specific Terms of Each Series of Unsecured Debt Securities

        Each time that we offer a series of unsecured debt securities pursuant to this prospectus, we will specify the particular amount, price and other terms of those unsecured debt securities in a prospectus supplement. These terms may include:

  •
  the title of the series the unsecured debt securities;

  •
  any limit on the aggregate principal amount of the unsecured debt securities;

  •
  the date or dates on which the principal of the unsecured debt securities will be payable or how the date or dates will be determined;

  •
  the rate or rates at which the unsecured debt securities will bear interest, if any, or how the rate or rates will be determined, and the date or dates from which interest will accrue;

  •
  the terms and conditions of any deferral of interest and the additional interest, if any, thereon;

  •
  our right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  the date or dates on which interest will be payable or how the date or dates will be determined;

  •
  the record date or dates for payments of interest or how the date or dates will be determined;

  •
  the place or places where, and the manner in which, the principal of, and premium, if any, and interest, if any, on the unsecured debt securities will be payable;

  •
  the period or periods within which, or the date or dates on which, the price or prices at which and any terms and conditions upon which the unsecured debt securities may be redeemed in whole or in part at our option, pursuant to any sinking fund or otherwise;

  •
  our obligation, if any, to purchase or redeem the unsecured debt securities pursuant to any mandatory redemption, sinking fund or other provisions, or option of the holders of the unsecured debt securities, and the period or periods within which, or the date or dates on which, the price or prices at which and any terms and conditions upon which the unsecured debt securities may or will be purchased or redeemed in whole or in part pursuant to such obligation;

  •
  the percentage of the principal amount at which the unsecured debt securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of unsecured debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof;

  •
  whether the unsecured debt securities will be deemed to be offered at an original issue discount for federal tax purposes and the federal tax effects thereof;

  •
  whether the unsecured debt securities will be issuable as unregistered securities (with or without coupons), any restrictions applicable to the offer, sale or delivery of unregistered securities or the payment of interest thereon, and the terms upon which unregistered securities may be exchanged for registered securities and vice versa;

  •
  whether and under what circumstances we will pay additional amounts on the unsecured debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the unsecured debt securities rather than pay such additional amounts;

  •
  if the unsecured debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

  •
  any trustees, depositories, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the unsecured debt securities;

  •
  any deletions from or changes or additions to the events of default under the unsecured indenture or our covenants under the unsecured indenture; and

  •
  any other specific terms applicable to the unsecured debt securities.

Security and Ranking

        The unsecured debt securities will be our direct unsecured obligations exclusively, and not the obligations of any of our subsidiaries or affiliates. Unless otherwise stated in the applicable prospectus supplement, any unsecured debt securities we issue pursuant to the unsecured indenture will rank equally with all of our unsecured debt obligations and will be junior to all of our secured debt. Obligations secured under the first mortgage indenture are secured equally and ratably under the first mortgage indenture by a lien on substantially all our owned tangible and certain of our intangible assets. As of September 30, 2013, we had approximately $6.4 billion of secured indebtedness and $972 million of unsecured indebtedness outstanding. Neither the first mortgage indenture nor the unsecured indenture limit the aggregate principal amount of indebtedness that may be issued thereunder; however, as of the date of this prospectus, the most restrictive covenant in our credit facilities limits our secured indebtedness to $9.5 billion and our unsecured indebtedness to $4.0 billion. We are not required to issue future unsecured indebtedness under the unsecured indenture. We are free to use other indentures or documentation, such as loan agreements or commercial paper programs, that contain provisions different from those included in the unsecured indenture.

Additional Unsecured Indenture Obligations

        The unsecured indenture does not limit the aggregate principal amount of unsecured debt securities that we may issue under the unsecured indenture. The unsecured indenture provides that the unsecured debt securities may be issued in one or more series. The unsecured debt securities may be issued at various times, may have differing maturity dates and may bear interest at differing rates. All unsecured debt securities of like maturity of the same series will be substantially identical unless we indicate otherwise in an applicable prospectus supplement. We need not issue all unsecured debt securities of a series at the same time and may issue such unsecured debt securities from time to time.

Covenants

  Limitation on Liens

        The unsecured indenture provides that, so long as any unsecured debt securities are outstanding, we may not issue, assume, guarantee or permit to exist any debt (as described below) that is secured by a lien (as described below) of or upon any of our operating property (as described below), whether owned at the date of the unsecured indenture or subsequently acquired, without effectively securing the unsecured debt securities (together with, if we so determine, any of our other indebtedness ranking equally with the unsecured debt securities) equally and ratably with that debt (but only so long as that debt is so secured), except that the foregoing restriction will not apply to permitted liens (as described below). Despite such restriction, we may create, incur or suffer to exist purchase money liens upon any operating property purchased by us, or acquire operating property subject to liens existing thereon at the date of acquisition, if the aggregate principal amount of all our debt at the time outstanding secured by such liens (including extensions, renewals and replacements thereof and also the indebtedness then being incurred) will not exceed 15% of our total capitalization determined in accordance with accounting requirements.

        The following terms have the following meaning under the unsecured indenture.

        "Debt" means any outstanding:

  •
  indebtedness for borrowed money or deferred purchase price of property;

  •
  indebtedness evidenced by notes, debentures, bonds or other securities or instruments;

  •
  obligations under conditional sale or other title retention agreements relating to the purchase of property to the extent of the value of such property;

  •
  principal portion of all of our outstanding obligations under capital lease obligations; and

  •
  guaranty obligations of outstanding indebtedness or obligations of another person of the types described above.

        "Lien" means any mortgage, security interest, pledge, collateral assignment, deposit arrangement or lien, including any chattel mortgages, conditional sales agreements or other title retention agreements.

        "Operating property" means (i) any interest in real property owned by us and (ii) any asset owned by us that is depreciable, whether or not fully depreciated, in accordance with accounting requirements.

        "Permitted liens" are:

  •
  liens created under the first mortgage indenture, whether existing on the date of the unsecured indenture or in the future;

  •
  liens on the operating property of a person, which liens are existing at the time such person is merged into or consolidated with, or at the time such person sells, leases or otherwise disposes of all of its properties (or any division thereof) as or substantially as an entirety to, us;

  •
  liens securing or arising in connection with certain defeased sale and leaseback transactions;

  •
  liens securing or arising in connection with other sale and leaseback transactions;

  •
  liens for taxes, assessments and other governmental charges not delinquent, and ordinances establishing assessments for sewer, lighting or other local improvement districts;

  •
  liens for taxes, assessments and other governmental charges already delinquent which are currently being contested in good faith by appropriate proceedings and with respect to which we have set aside on our books adequate reserves, if required by accounting requirements;

  •
  mechanics', workmen's, repairmen's, materialmen's, warehousemen's, contractors', subcontractors' and carriers' liens and other similar liens arising in the ordinary course of business or incident to current construction for charges which (i) have been in existence less than 90 days or (ii) are being contested in good faith and have not proceeded to judgment and with respect to which we have set aside on our books adequate reserves, if required by accounting requirements;

  •
  liens in respect of judgments or awards with respect to which there exists a stay of execution pending such appeal or proceedings for review and with respect to which we are in good faith prosecuting an appeal or proceedings for review and have set aside on our books adequate reserves, if required by accounting requirements;

  •
  liens upon lands over which easements, licenses or rights-of-way are acquired by us securing indebtedness neither created, assumed nor guaranteed by us nor on account of which we customarily pay interest;

  •
  liens or privileges vested in any lessor, landlord, licensor, permittor or other person for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, usufructs, subleases, licenses or permits, so long as the payment of such rent or the performance of such other obligations or acts is (i) not delinquent or (ii) being contested in good faith and has not proceeded to judgment and with respect to which we have set aside on our books adequate reserves, if required by accounting requirements;

  •
  liens or privileges of any of our employees for salary or wages earned but not yet payable;

  •
  liens which any municipal or governmental authority may have by virtue of any franchise, license, contract or statute;

  •
  liens arising from, permitted by, or required by, any law or governmental regulation relating to environmental matters, so long as such liens do not materially impair the use of operating property subject thereto for the purposes for which it is held and as to any liquidated liens, we have set aside on our books adequate reserves with respect thereto, if required by accounting requirements;

  •
  liens required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with worker's compensation, unemployment insurance, retirement pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

  •
  liens created or assumed by us in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such debt security pursuant to the

    Internal Revenue Code, as amended, for the purposes of financing or refinancing, in whole or in part, the acquisition or construction of operating property used or to be used by us, including liens in connection with (i) any bond or similar fund established by us with respect to any such debt securities to the extent of amounts deposited in such funds in the ordinary course to make regularly scheduled payments on such debt securities, or (ii) in connection with any debt service or similar fund established by us for the payment of principal or interest on any such debt securities if such fund is funded solely from the proceeds of the issuance of such debt securities (or funded in connection with the refinancing of other debt by such debt securities);

  •
  liens in connection with the pledge of current assets, in the ordinary course of business, to secure current liabilities;

  •
  liens securing debt if such debt has been legally or economically defeased;

  •
  the undivided or other interest of other owners, and liens on such interest, in operating property owned in common or jointly with us or in which we have an executory or future interest, and all rights of such co-owners or joint owners in such operating property, including the rights of such owners to such operating property pursuant to ownership contracts;

  •
  liens of any person arising on account of the ownership in common or jointly with us of an undivided or other interest in operating property which relate to amounts which are not due and payable, or which are being contested by us in good faith, and with respect to which we have set aside on our books adequate reserves, if required by accounting requirements; and

  •
  liens which have been bonded for the full amount of the obligations secured by such lien or for the payment of which we have deposited with a trustee or with an escrow agent cash or other property with a value equal to the full amount of the obligations secured by such lien.

  Consolidation, Merger, Conveyance, Sale or Transfer

        The unsecured indenture provides that we will not consolidate with or merge into any other person or convey or transfer our properties and assets substantially as an entirety to any person unless:

  •
  the successor is a person organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia;

  •
  the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the outstanding unsecured debt securities under the unsecured indenture and the performance of every covenant and condition of the unsecured indenture that we would otherwise have to perform or observe;

  •
  immediately after giving effect to the transaction, no event of default under the unsecured indenture will exist; and

  •
  we deliver to the unsecured trustee an officer's certificate and an opinion of counsel, each of which state that such consolidation, merger, conveyance or transfer and the related supplemental indenture comply with the requirements of the unsecured indenture and that all conditions precedent provided for in the unsecured indenture relating to the transaction have been complied with.

Events of Default and Remedies

        The unsecured indenture provides that an "event of default" with respect to any series of unsecured debt securities is the occurrence and continuance of any one of the following events:

  •
  failure to pay interest on any unsecured debt security of that series for 45 days after such payment is due, except that a valid extension of the interest payment period by us in accordance with the terms of such unsecured debt securities will not constitute a failure to pay interest;

  •
  failure to pay principal of or premium, if any, on the unsecured debt securities of that series when due;

  •
  failure to perform other covenants in the unsecured debt securities of such series or other covenants in the unsecured indenture applicable to the unsecured debt securities of such series for 45 days after the date (i) we are given written notice thereof from the unsecured trustee or (ii) written notice thereof from the registered owners of at least 25% in aggregate principal amount of the outstanding unsecured debt securities of that series is received by us and the unsecured trustee, except that the unsecured trustee or the unsecured trustee and the holders of an aggregate principal amount of outstanding unsecured debt securities of such series equal to the aggregate principal amount of outstanding unsecured debt securities of such series the holders of which gave such notice, as the case may be, can agree to an extension of the 45-day period prior to its expiration and such an agreement will be automatically deemed to occur if we initiate corrective action within such period and are diligently pursuing such action;

  •
  certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to us;

  •
  an "event of default" under our first mortgage indenture resulting in the declaration of all obligations outstanding under the first mortgage indenture to be immediately due and payable; and

  •
  any other event of default included in the supplemental indenture, board resolution or officer's certificate, as the case may be, establishing such series of unsecured debt securities or in the form of unsecured debt security for such series.

        An event of default regarding a particular series of unsecured debt securities will not necessarily constitute an event of default for any other series of unsecured debt securities. We will be required to file with the unsecured trustee annually an officer's certificate as to the absence of default in performance of any of the terms and provisions of the unsecured indenture.

        The unsecured indenture provides that within 90 days after the occurrence of defaults with respect to the unsecured debt securities of any series the unsecured trustee shall give notice of all uncured defaults with respect to that series known to the unsecured trustee to all holders of unsecured debt securities of such series. The unsecured trustee may however withhold notice to the holders of the unsecured debt securities of any series of any default with respect thereto if the unsecured trustee in good faith determines that it is in the interests of the holders of the unsecured debt securities of such series to do so, except in the case of default in the payment of principal of, or premium, if any, or interest, if any, on the unsecured debt securities of such series or in the payment of any sinking fund installment with respect to the unsecured debt securities of such series. The unsecured trustee is deemed to not have notice of certain defaults, unless the unsecured trustee is notified thereof pursuant to the unsecured indenture.

        The unsecured indenture provides that, if an event of default with respect to the unsecured debt securities of any series occurs and continues, either the unsecured trustee or the holders of 25% or more in aggregate principal amount of the unsecured debt securities of such series may declare the principal of, and premium, if any, and interest, if any, on all the unsecured debt securities of such series to be due and payable immediately. Upon the occurrence and continuance of one or more of certain events of default with respect to all series of the unsecured debt securities outstanding under the unsecured indenture, the unsecured trustee or holders of at least 25% in aggregate principal amount of all outstanding unsecured debt securities of all series (voting as one class) may make such a declaration with respect to all unsecured debt securities then outstanding. Moreover, if the event of default that occurs and continues is related to certain events of bankruptcy, insolvency or other similar events, then the principal of, and premium, if any, and interest, if any, on all the unsecured debt securities then outstanding will become immediately due and payable without any declaration or other action on the part of the unsecured trustee or any holder of unsecured debt securities.

        Subject to the following paragraph, at any time after such a declaration with respect to the unsecured debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority, or any applicable supermajority, in aggregate principal amount of all the unsecured debt securities of such series voting as a separate class (or all the unsecured debt securities, as the case may be, voting as a single class), then outstanding, by written notice to us and to the unsecured trustee, may waive all defaults with respect to such series of unsecured debt securities (or with respect to all the unsecured debt securities, as the case may be) and rescind and annul such declaration and its consequences, if:

  •
  we have paid or deposited with the unsecured trustee a sum sufficient to pay:

  (a)
  all overdue interest, if any, on all unsecured debt securities of that series (or all the unsecured debt securities, as the case may be),

  (b)
  the principal of and premium, if any, on any unsecured debt securities of that series (or all the unsecured debt securities, as the case may be) which have become due otherwise than by acceleration,

  (c)
  interest, if any, that is currently due, including interest on overdue interest, if any, and

  (d)
  all amounts due to the unsecured trustee under the unsecured indenture; and

  •
  all events of default, other than the nonpayment of principal of the unsecured debt securities which have become due by such declaration, have been cured, waived or otherwise remedied as provided in the unsecured indenture.

        If, at any time after such a declaration with respect to the unsecured debt securities of any series due to an "event of default" under our first mortgage indenture that has resulted in the declaration of all obligations outstanding thereunder to be immediately due and payable, there has been a rescission and annulment of a declaration of acceleration under our first mortgage indenture and its consequences, then that rescission and annulment will immediately constitute, without any further action by the holders of any unsecured debt securities, a waiver of the corresponding event of default under the unsecured indenture and a rescission and annulment of the declaration of acceleration under the unsecured indenture and its consequences.

        Subject to the provisions of the unsecured indenture relating to the duties of the unsecured trustee, the unsecured trustee is under no obligation to exercise any of its rights or powers under the unsecured indenture at the request or direction of any of the holders of the unsecured debt securities, unless the holders have offered to the unsecured trustee reasonable indemnity against costs, expenses and liabilities which might be incurred by it in compliance with the request or direction.

        Subject to the provision for indemnification, the holders of a majority in principal amount of the unsecured debt securities of each series affected at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the unsecured trustee, or exercising any trust or power conferred on the unsecured trustee with respect to the unsecured debt securities of that series. The unsecured trustee will however have the right to decline to follow any such direction if the unsecured trustee will determine that the action so directed (i) conflicts with any law or the provisions of the unsecured indenture, (ii) would involve the unsecured trustee in personal liability or (iii) would be unduly prejudicial to the interests of holders of affected unsecured debt securities not taking part in such direction.

Amendments and Supplements to the Unsecured Indenture

  Supplements to the Unsecured Indenture Without Consent of Holders

        Without the consent of the holders of any unsecured debt securities, we and the unsecured trustee may, from time to time, enter into one or more supplements to the unsecured indenture:

  •
  to evidence the succession of another corporation to us, or successive successions, and the assumption by the successor corporation of our covenants, agreements and obligations;

  •
  to add to our covenants such additional provisions as we and the unsecured trustee may consider to be for the protection of the holders of unsecured debt securities and to make the occurrence, or the occurrence and continuance, of a default in any such additional provisions an event of default permitting the enforcement of all or any of the several remedies provided in the unsecured indenture; provided, that in respect of any such additional provision such supplemental indenture may provide for (i) a particular period of grace after default, (ii) an immediate enforcement upon such an event of default, (iii) a limitation on the remedies available to the unsecured trustee upon such an event of default or (iv) a limitation on the right of the holders of a majority in aggregate principal amount of the unsecured debt securities of such series to waive such an event of default;

  •
  to create any series of unsecured debt securities and make such other provisions for such unsecured debt securities as provided in the unsecured indenture;

  •
  to cure any ambiguity or to correct or supplement any provision contained in the unsecured indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the unsecured indenture or in any supplemental indenture, or to make any other provisions as we may deem necessary or desirable; provided, that such action must not adversely affect the interests of the holders of the unsecured debt securities in any material respect as determined by the unsecured trustee (which determination may be based on an officer's certificate delivered to the unsecured trustee);

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the unsecured debt securities of one or more series and to add to or change any of the provisions of the unsecured indenture that are necessary to provide for or facilitate the administration of the trusts under the unsecured indenture by more than one trustee, pursuant to the requirements of the unsecured indenture;

  •
  to modify or eliminate any of the terms of the unsecured indenture; provided, however, that if any such modification or elimination made in such supplemental indenture would materially and adversely affect or diminish the rights of the holders of any unsecured debt securities then outstanding against us or our property, such supplemental indenture will expressly state that any such modifications or eliminations will become effective only when such unsecured debt securities are no longer outstanding;

  •
  to modify, eliminate or add to the provisions of the unsecured indenture to such extent as is necessary or desirable to effect the qualification of the unsecured indenture under the Trust Indenture Act or under any similar federal statute enacted after the date of the unsecured indenture;

  •
  to make any change that would provide any additional rights or benefits to the holders of unsecured debt securities;

  •
  to add or change any of the provisions of the unsecured indenture to such extent as is necessary to permit or facilitate the issuance of unsecured debt securities (i) in bearer form, registrable or not registrable as to principal and with or without interest coupons, (ii) in book-entry form, or (iii) in uncertificated form; and

  •
  to make any change in the unsecured indenture (i) that, in the reasonable judgment of the unsecured trustee, will not materially and adversely affect the rights of holders of unsecured debt securities, or (ii) for which we have furnished to the unsecured trustee written evidence from at least two nationally recognized statistical rating organizations then rating the unsecured debt securities (or other obligations primarily secured by outstanding unsecured debt securities) that their respective ratings of the outstanding unsecured debt securities (or other obligations primarily secured by outstanding unsecured debt securities) that are not subject to credit enhancement will not be withdrawn or reduced as a result of the changes in the unsecured indenture effected by such supplemental indenture, except that this provision may not be used to make any changes in the unsecured indenture that require the consent of all of the holders of unsecured debt securities affected thereby (as described below).

  Supplements to the Unsecured Indenture With Consent of Holders

        Except as set forth below, with the consent of the holders of not less than a majority in aggregate principal amount of the unsecured debt securities at the time outstanding of all series of unsecured debt securities affected by such supplemental indenture (voting as one class), we and the unsecured trustee may, from time to time, enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the unsecured indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the unsecured debt securities of each such series.

        Such supplemental indenture will not, without the consent of the holders of each unsecured debt security affected by such supplemental indenture:

  •
  extend the final maturity or reduce the principal amount of any unsecured debt security;

  •
  reduce the rate or extend the time of payment of interest on any unsecured debt security;

  •
  reduce any amount payable on redemption of any unsecured debt security;

  •
  make the principal (including any amount in respect of original issue discount) of or interest on any unsecured debt security payable in any coin or currency other than that provided in the unsecured debt securities or in accordance with the terms thereof;

  •
  reduce the amount of the principal of an original issue discount unsecured debt security that would be due and payable upon an acceleration of the maturity thereof pursuant to the unsecured indenture or the amount thereof provable in bankruptcy pursuant to the unsecured indenture;

  •
  impair or affect the right of any holder of unsecured debt securities to institute suit for the payment thereof when due or, if the unsecured debt securities provide therefor, any right of repayment at the option of the holder; or

  •
  reduce the aforesaid percentage of aggregate principal amount of the unsecured debt securities at the time outstanding of all series of unsecured debt securities affected by such supplemental indenture, the consent of the holders of which is required for any such supplemental indenture.

        A supplemental indenture which changes or eliminates any covenant or other provision of the unsecured indenture which has expressly been included solely for the benefit of one or more particular series of unsecured debt securities, or which modifies the rights of holders of unsecured debt securities of such series, with respect to such covenant or provision, will be deemed not to affect the rights under the unsecured indenture of the holders of unsecured debt securities of any other series.

Defeasance

        Subject to certain other conditions, we may terminate our obligations under any unsecured debt securities and all of our obligations under the unsecured indenture to or for the benefit of the holders of such unsecured debt securities if we irrevocably deposit with the unsecured trustee or any paying agent cash or defeasance securities maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of reinvestment of such interest, to pay when due the principal, and premium, if any, or redemption price (if applicable) and interest due and to become due on such unsecured debt securities.

        "Defeasance securities" is defined in the unsecured indenture to include non-callable bonds or other obligations which as to principal and interest constitute direct obligations of, or are unconditionally guaranteed by, the United States of America and any certificates or any other evidences of an ownership interest in such obligations, or in specified portions thereof (which may consist of specified portions of the interest thereon).

Concerning the Unsecured Trustee

        U.S. Bank National Association is the trustee under the unsecured indenture and under the first mortgage indenture. We may maintain other banking relationships in the ordinary course of business with the U.S. Bank National Association for which it may receive customary fees.

Governing Law

        The unsecured indenture and the unsecured debt securities are governed by and construed in accordance with the laws of the State of Georgia.

BOOK-ENTRY SYSTEM

        Unless otherwise indicated in the applicable prospectus supplement, the certificates representing the securities will be issued in fully-registered form without interest coupons. The securities will be deposited with, or on behalf of DTC, and registered in the name of a nominee for DTC or DTC in the form of one or more global certificates. Upon the issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by such global certificates to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a global certificate will be limited to persons who have accounts with DTC (participants) or persons who hold interests through participants. Ownership of beneficial interests in a global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        Investors may also hold their interests directly through Clearstream Banking or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Investors may also hold such interests through organizations other than Clearstream Banking or Euroclear that are participants in the DTC system. Clearstream Banking and Euroclear will hold interests in the global certificate representing securities on behalf of their participants through DTC.

        So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global certificate for all purposes under the first mortgage indenture, the unsecured indenture and applicable law. No beneficial owner of an interest in a global certificate will be able to transfer such interest except in accordance with DTC's applicable procedures, in addition to those provided for under the first mortgage indenture and the unsecured indenture, as appropriate, and, if applicable, those of Euroclear and Clearstream Banking.

        Payments of the principal of and interest on a global certificate will be made to DTC or its nominee, as the case may be, as the registered owner of the global certificate. Neither us nor any paying agent nor the first mortgage trustee or unsecured trustee, as applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We expect DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of a certificated security for any reason, including to sell securities to persons in jurisdictions which require such delivery of such securities or to pledge such securities, the holder must transfer its interest in a global certificate in accordance with DTC's applicable procedures and the procedures set forth in the first mortgage indenture and the unsecured indenture, as appropriate, and, if applicable, those of Euroclear and Clearstream Banking. Because DTC can act only on behalf of participants in DTC, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global certificate to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        DTC will take any action permitted to be taken by a holder of the securities only at the direction of one or more participants to whose account the DTC interests in a global certificate is credited and only in respect of such portion of the aggregate principal amount of the securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the securities, DTC will exchange a global certificate for certificated securities, which it will distribute to its participants.

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

        Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in the securities represented by global certificates among their respective participants, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the first mortgage trustee nor the unsecured trustee, as appropriate, will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for a global certificate and a successor depositary is not appointed, we will issue certificated securities in exchange for a global certificate.

        We will make all payments of principal and interest in immediately available funds.

        Secondary trading in long-term bonds and notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in the securities that are not certificated securities will trade in DTC's Same-Day Funds Settlement System until maturity. Therefore, the secondary market trading activity in such interests will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the securities.

        The information in this subsection, "BOOK-ENTRY SYSTEM," concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

 PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings or negotiated transactions or a combination of these methods. We may sell the securities:

  •
  through one or more underwriters or dealers in a public offering and sale by them;

  •
  through agents; and/or

  •
  directly to one or more purchasers.

        We may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

        If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. We will also briefly disclose in the prospectus supplement the nature of the underwriter's obligation to take and pay for the securities. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting fees, discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, the amounts of securities underwritten, purchased or sold by each of them, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any fees, discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect thereof. If the underwriting agreement provides for indemnification by us of the underwriters or their controlling persons against any liability arising under the Securities Act, we will furnish a brief description of such indemnification provisions in the applicable prospectus supplement.

        Each series of the securities will be a new issue of the securities and will have no established trading market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they may receive customary fees and expenses.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You also may read and copy any document we file with the SEC at the offices of the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or obtain copies of such materials by mail. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1.800.SEC.0330. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports are also available over the Internet at our website at http://www.opc.com. Other than the reports we file pursuant to the Exchange Act, information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. See "INCORPORATION BY REFERENCE OF CERTAIN INFORMATION." You may review a copy of the registration statement at the SEC's public Reference Room in Washington D.C., as well as through our or the SEC's Internet website listed above.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

        We "incorporate by reference" into this prospectus certain information that we file with the SEC, which means we are disclosing important information to you by referring you to another document. Any information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. We incorporate by reference into this prospectus the following documents filed by us with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 22, 2013;

  •
  our Current Report on Form 8-K, dated March 25, 2013 and filed on March 27, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 13, 2013;

  •
  our Current Report on Form 8-K, dated June 5, 2013 and filed on June 6, 2013;

  •
  our Current Report on Form 8-K/A, dated June 5, 2013 and filed on June 7, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed on August 12, 2013;

  •
  our Current Report on Form 8-K, dated October 15, 2013 and filed on October 16, 2013; and

  •
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed on November 13, 2013.

        Any statement made in a document incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents that we file under the Exchange Act after: (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. Nothing in this prospectus shall be deemed to incorporate information furnished to, but not filed with, the SEC, including, but not limited to, information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit to such Form 8-K.

        Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to in this prospectus or any document incorporated by reference in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

        We will provide without charge, to any person who receives a copy of this prospectus, upon such recipient's written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. You may request a copy by writing us at the following address or telephoning the following number:

Director, Bank and Investor Relations
Oglethorpe Power Corporation
2100 East Exchange Place
Tucker, Georgia 30084-5336
(770) 270-7173

LEGAL MATTERS

        Sutherland Asbill & Brennan LLP will pass upon the validity of the securities for us.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

$1,000,000,000

First Mortgage Bonds

Unsecured Debt Securities

PROSPECTUS

                , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$70,300	*
Legal fees and expenses	800,000	**
Accounting fees and expenses	150,000	**
Printing fees and expenses	100,000	**
Trustee fees and expenses	25,000	**
Miscellaneous	50,000	**

Total	$1,195,300	**

*
This fee was previously paid in connection with the filing of the Prior Registration Statement, as more fully described in footnote (1) to the Calculation of Registration Fee Table on the facing page of this registration statement.

**
These amounts are estimated.

Item 15.    Indemnification of Directors and Officers

Georgia Statute

        Section 46-3-306 of the Official Code of Georgia Annotated which governs indemnification of our officers and directors provides as follows:

        46-3-306. Indemnification of officers, directors, employees, and agents; purchase and maintenance of liability insurance; notice to members of payment of indemnification.

        (a)   As used in this Code section, the term "the electric membership corporation" shall include, in addition to the surviving or new electric membership corporation, any merging or consolidating electric membership corporation, including any merging or consolidating electric membership corporation of a merging or consolidating electric membership corporation, absorbed in a merger or consolidation so that any person who is or was a director, officer, employee, or agent of such merging or consolidating electric membership corporation, or is or was serving at the request of such merging or consolidating electric membership corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Code section with respect to the resulting or surviving electric membership corporation as he would if he had served the resulting or surviving electric membership corporation in the same capacity, provided that no indemnification under subsections (b) and (c) of this Code section which are permitted by this subsection shall be mandatory under this subsection or any bylaw of the surviving or new electric membership corporation without the approval of such indemnification by the board of directors or members of the surviving or new electric membership corporation, in the manner provided in paragraphs (1) and (3) of subsection (e) of this Code section.

        (b)   An electric membership corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the electric membership corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the electric membership corporation, or is or was serving at the request of the electric membership corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the electric membership corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the electric membership corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (c)   An electric membership corporation shall have the power to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action or suit by, or in the right of, the electric membership corporation to procure a judgment in its favor, by reason of the fact he is or was a director, officer, employee, or agent of the electric membership corporation or is or was serving at the request of the electric membership corporation as a director, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the electric membership corporation; except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the electric membership corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        (d)   To the extent that a director, officer, employee, or agent of an electric membership corporation has been successful, on the merits or otherwise, in defense of any action, suit, or proceeding referred to in subsections (b) and (c) of this Code section or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

        (e)   Any indemnification under subsections (b) and (c) of this Code section, unless ordered by a court, shall be made by the electric membership corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (b) and (c) of this Code section. Such determination shall be made:

          (1)   By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding;

          (2)   If such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3)   By the affirmative vote of the members present and voting at the meeting at which such determination is made.

        (f)    Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the electric membership corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the electric membership corporation as authorized in this Code section.

        (g)   The indemnification and advancement of expenses provided by or granted pursuant to this Code section shall not be deemed exclusive of any other rights, in respect to indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, or agreement, either specifically or in general terms approved by the affirmative vote of a majority of the members entitled to vote thereon, taken at a meeting, the notice of which specified that such bylaw, resolution, or agreement would be placed before the members, both as to action by a director, officer, employee, or agent in his official capacity and as to action in another capacity while holding such office or position, except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, officer, employee, or agent pursuant to this subsection by an electric membership corporation with respect to the liabilities described in divisions (b)(3)(A)(i) through (b)(3)(A)(iii) of Code Section 46-3-321.

        (h)   An electric membership corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the electric membership corporation or who is or was serving at the request of the electric membership corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the electric membership corporation would have the power to indemnify him against such liability under this Code section.

        (i)    If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the members or by an insurance carrier pursuant to insurance maintained by the electric membership corporation, the electric membership corporation, not later than the next annual meeting of members, unless such meeting is held within three months from the date of such payment, and in any event, within 15 months from the date of such payment, shall send to its members who are entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation. Such statement shall be provided to the members in the manner provided in subsection (a) of Code Section 46-3-263 for giving notice of members' meetings.

        (j)    The indemnification and advancement of expenses provided by or granted pursuant to this Code section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. (Code 1933, § 34C-617, enacted by Ga. L. 1981, p. 1587, § 1; Ga. L. 1988, p. 1451, § 2; Ga. L. 1989, p. 14, § 46.)

Articles of Incorporation

        Our Restated Articles of Incorporation contain the following provision:

        Article VII. A director of the Corporation shall not be personally liable to the Corporation or its members for monetary damages for breach of duty of care or other duty as a director, except for liability:

  (i)
  For any appropriation, in violation of his duties, of any business opportunity of the Corporation;

  (ii)
  For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

  (iii)
  For any transaction from which the director derives an improper personal benefit.

        The liability of directors shall be deemed further limited or eliminated to the fullest extent permitted by changes in the law governing the Corporation. Any repeal or modification of the provisions of this Article VII shall not adversely affect the duty, liability, rights or protection of a director existing at the time of such repeal or modification.

Bylaws

        Our bylaws contain the following provisions relating to indemnification and insurance:

Article IX
Indemnification and Insurance

        Section 1.    Indemnification.

        The Corporation shall indemnify each person who is or was a Director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Sections 46-3-306(b), (c) and (d) of the Georgia Electric Membership Corporation Act or any successor provisions of the laws of the State of Georgia. If any such indemnification is requested pursuant to Sections 46-3-306(b) or (c) of said Act or laws, the Board of Directors shall cause a determination to be made (unless a court has ordered the indemnification) in one of the manners prescribed in Section 46-3-306(e) of said Act or laws as to whether indemnification of the party requesting indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 46-3-306(b) or (c) of said Act or laws. Upon any such determination that such indemnification is proper, the Corporation shall make indemnification payments of liability, cost, payment or expense asserted against, or paid or incurred by, him in his capacity as such a director, officer, employee or agent to the maximum extent permitted by said Sections of said Act or laws. The indemnification obligation of the Corporation set forth herein shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which any party may be entitled under any other bylaw provision or resolution approved by the Members pursuant to Section 46-3-306(g) of said Act or laws.

        Section 2.    Insurance.

        The Corporation may purchase and maintain insurance at its expense, to protect itself and any Director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of any such person) against any liability, cost, payment or expense described in Section 1 of this Article IX, whether or not the Corporation would have the power to indemnify such person against such liability.

Insurance

        We maintain director and officer insurance policies which insure our present and former directors and officers against certain claims and liabilities asserted against them in their capacities or arising out of their status as our directors and officers.

Item 16.    Exhibits

        Unless otherwise indicated, exhibits are incorporated by reference into this registration statement.

Number			Description
**1.1		—	Form of Underwriting Agreement.

3.1(a	)	—	Restated Articles of Incorporation of Oglethorpe, dated as of July 26, 1988. (Filed as Exhibit 3.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1988, File No. 33-7591.)

3.1(b	)	—	Amendment to Articles of Incorporation of Oglethorpe, dated as of March 11, 1997. (Filed as Exhibit 3(i)(b) to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

3.2		—	Bylaws of Oglethorpe, as amended and restated, as of May 1, 2008 (Updated on March 22, 2013 to reflect SMG membership group change). (Filed as Exhibit 3.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2013, File No. 000-53908.)

4.1		—	Amended and Restated Indenture of Trust, Deed to Secure Debt and Security Agreement No. 2, dated December 1, 1997, between Wilmington Trust Company and NationsBank, N.A. collectively as Owner Trustee, under Trust Agreement No. 2, dated December 30, 1985, with DFO Partnership, as assignee of Ford Motor Credit Company, and The Bank of New York Trust Company of Florida, N.A. as Indenture Trustee, with a schedule identifying three other substantially identical Amended and Restated Indentures of Trust, Deeds to Secure Debt and Security Agreements and any material differences. (Filed as Exhibit 4.4 to the Registrant's Form S-4 Registration Statement, File No. 333-42759.)

4.2(a	)	—	Lease Agreement No. 2, dated December 30, 1985, between Wilmington Trust Company and William J. Wade, as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, Lessor, and Oglethorpe, Lessee, with a schedule identifying three other substantially identical Lease Agreements. (Filed as Exhibit 4.5(b) to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

4.2(b	)	—	First Supplement to Lease Agreement No. 2 (included as Exhibit B to the Supplemental Participation Agreement No. 2 listed as 10.1.1(b)).

4.2(c	)	—	First Supplement to Lease Agreement No. 1, dated as of June 30, 1987, between The Citizens and Southern National Bank as Owner Trustee under Trust Agreement No. 1 with IBM Credit Financing Corporation, as Lessor, and Oglethorpe, as Lessee. (Filed as Exhibit 4.5(c) to the Registrant's Form 10-K for the fiscal year ended December 31, 1987, File No. 33-7591.)

Number			Description
4.2(d	)	—	Second Supplement to Lease Agreement No. 2, dated as of December 17, 1997, between NationsBank, N.A., acting through its agent, The Bank of New York, as an Owner Trustee under the Trust Agreement No. 2, dated December 30, 1985, among DFO Partnership, as assignee of Ford Motor Credit Company, as the Owner Participant, and the Original Trustee, as Lessor, and Oglethorpe, as Lessee, with a schedule identifying three other substantially identical Second Supplements to Lease Agreements and any material differences. (Filed as Exhibit 4.5(d) to the Registrant's Form S-4 Registration Statement, File No. 333-42759.)

4.3		—	Eighth Amended and Restated Loan Contract, dated as of April 23, 2013, between Oglethorpe and the United States of America, together with four notes executed and delivered pursuant thereto. (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2013, File No. 000-53908.)

4.4.1(a	)	—	Indenture, dated as of March 1, 1997, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee. (Filed as Exhibit 4.8.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

4.4.1(b	)	—	First Supplemental Indenture, dated as of October 1, 1997, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1997B (Burke) Note. (Filed as Exhibit 4.8.1(b) to the Registrant's Form 10-Q for the quarterly period ended September 30, 1997, File No. 33-7591.)

4.4.1(c	)	—	Second Supplemental Indenture, dated as of January 1, 1998, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 1997C (Burke) Note. (Filed as Exhibit 4.7.1(c) to the Registrant's Form 10-K for the fiscal year ended December 31, 1997, File No. 33-7591.)

4.4.1(d	)	—	Third Supplemental Indenture, dated as of January 1, 1998, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 1997A (Monroe) Note. (Filed as Exhibit 4.7.1(d) to the Registrant's Form 10-K for the fiscal year December 31, 1997, File No. 33-7591.)

4.4.1(e	)	—	Fourth Supplemental Indenture, dated as of March 1, 1998, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1998A (Burke) and 1998B (Burke) Notes. (Filed as Exhibit 4.7.1(e) to the Registrant's Form 10-K for the fiscal year ended December 31, 1998, File No. 33-7591.)

4.4.1(f	)	—	Fifth Supplemental Indenture, dated as of April 1, 1998, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1998 CFC Note. (Filed as Exhibit 4.7.1(f) to the Registrant's Form 10-K for the fiscal year ended December 31, 1998, File No. 33-7591.)

4.4.1(g	)	—	Sixth Supplemental Indenture, dated as of January 1, 1999, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1998C (Burke) Note. (Filed as Exhibit 4.7.1(g) to the Registrant's Form 10-K for the fiscal year ended December 31, 1998, File No. 33-7591.)

4.4.1(h	)	—	Seventh Supplemental Indenture, dated as of January 1, 1999, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1998A (Monroe) Note. (Filed as Exhibit 4.7.1(h) to the Registrant's Form 10-K for the fiscal year ended December 31, 1998, File No. 33-7591.)

Number			Description
4.4.1(i	)	—	Eighth Supplemental Indenture, dated as of November 1, 1999, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1999B (Burke) Note. (Filed as Exhibit 4.7.1(i) to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, File No. 33-7591.)

4.4.1(j	)	—	Ninth Supplemental Indenture, dated as of November 1, 1999, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1999B (Monroe) Note. (Filed as Exhibit 4.7.1(j) to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, File No. 33-7591.)

4.4.1(k	)	—	Tenth Supplemental Indenture, dated as of December 1, 1999, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1999 Lease Notes. (Filed as Exhibit 4.7.1(k) to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, File No. 33-7591.)

4.4.1(l	)	—	Eleventh Supplemental Indenture, dated as of January 1, 2000, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 1999A (Burke) Note. (Filed as Exhibit 4.7.1(l) to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, File No. 33-7591.)

4.4.1(m	)	—	Twelfth Supplemental Indenture, dated as of January 1, 2000, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 1999A (Monroe) Note. (Filed as Exhibit 4.7.1(m) to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, File No. 33-7591.)

4.4.1(n	)	—	Thirteenth Supplemental Indenture, dated as of January 1, 2001, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2000 (Burke) Note. (Filed as Exhibit 4.7.1(n) to the Registrant's Form 10-K for the fiscal year ended December 31, 2000, File No. 33-7591.)

4.4.1(o	)	—	Fourteenth Supplemental Indenture, dated as of January 1, 2001, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2000 (Monroe) Note. (Filed as Exhibit 4.7.1(o) to the Registrant's Form 10-K for the fiscal year ended December 31, 2000, File No. 33-7591.)

4.4.1(p	)	—	Fifteenth Supplemental Indenture, dated as of January 1, 2002, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2001 (Burke) Note. (Filed as Exhibit 4.7.1(p) to the Registrant's Form 10-K for the fiscal year ended December 31, 2001, File No. 33-7591.)

4.4.1(q	)	—	Sixteenth Supplemental Indenture, dated as of January 1, 2002, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2001 (Monroe) Note. (Filed as Exhibit 4.7.1(q) to the Registrant's Form 10-K for the fiscal year ended December 31, 2001, File No. 33-7591.)

4.4.1(r	)	—	Seventeenth Supplemental Indenture, dated as of October 1, 2002, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2002A (Burke) Note. (Filed as Exhibit 4.7.1(r) to the Registrant's Form 10-K for the fiscal year ended December 31, 2002, File No. 33-7591.)

4.4.1(s	)	—	Eighteenth Supplemental Indenture, dated as of October 1, 2002, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2002B (Burke) Note. (Filed as Exhibit 4.7.1(s) to the Registrant's Form 10-K for the fiscal year ended December 31, 2002, File No. 33-7591.)

Number			Description
4.4.1(t	)	—	Nineteenth Supplemental Indenture, dated as of January 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2002C (Burke) Note. (Filed as Exhibit 4.7.1(t) to the Registrant's Form 10-K for the fiscal year ended December 31, 2002, File No. 33-7591.)

4.4.1(u	)	—	Twentieth Supplemental Indenture, dated as of January 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2002 (Monroe) Note. (Filed as Exhibit 4.7.1(u) to the Registrant's Form 10-K for the fiscal year ended December 31, 2002, File No. 33-7591.)

4.4.1(v	)	—	Twenty-First Supplemental Indenture, dated as of January 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2002 (Appling) Note. (Filed as Exhibit 4.7.1(v) to the Registrant's Form 10-K for the fiscal year ended December 31, 2002, File No. 33-7591.)

4.4.1(w	)	—	Twenty-Second Supplemental Indenture, dated as of March 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003 (FFB M-8) Note and Series 2003 (RUS M-8) Reimbursement Note. (Filed as Exhibit 4.7.1(w) to the Registrant's Form 10-Q for the quarterly period ended September 30, 2003, File No. 33-7591.)

4.4.1(x	)	—	Twenty-Third Supplemental Indenture, dated as of March 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003 (FFB N-8) Note and Series 2003 (RUS N-8) Reimbursement Note. (Filed as Exhibit 4.7.1(x) to the Registrant's Form 10-Q for the quarterly period ended September 30, 2003, File No. 33-7591.)

4.4.1(y	)	—	Twenty-Fourth Supplemental Indenture, dated as of December 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003A (Appling) Note. (Filed as Exhibit 4.7.1(y) to the Registrant's Form 10-K for the fiscal year ended December 31, 2003, File No. 33-7591.)

4.4.1(z	)	—	Twenty-Fifth Supplemental Indenture, dated as of December 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003A (Burke) Note. (Filed as Exhibit 4.7.1(z) to the Registrant's Form 10-K for the fiscal year ended December 31, 2003, File No. 33-7591.)

4.4.1(aa	)	—	Twenty-Sixth Supplemental Indenture, dated as of December 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003B (Burke) Note. (Filed as Exhibit 4.7.1(aa) to the Registrant's Form 10-K for the fiscal year ended December 31, 2003, File No. 33-7591.)

4.4.1(bb	)	—	Twenty-Seventh Supplemental Indenture, dated as of December 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003A (Heard) Note. (Filed as Exhibit 4.7.1(bb) to the Registrant's Form 10-K for the fiscal year ended December 31, 2003, File No. 33-7591.)

4.4.1(cc	)	—	Twenty-Eighth Supplemental Indenture, dated as of December 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003A (Monroe) Note. (Filed as Exhibit 4.7.1(cc) to the Registrant's Form 10-K for the fiscal year ended December 31, 2003, File No. 33-7591.)

Number			Description
4.4.1(dd	)	—	Twenty-Ninth Supplemental Indenture, dated as of December 1, 2004, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2004 (Burke) Note. (Filed as Exhibit 4.7.1(dd) to the Registrant's Form 10-K for the fiscal year ended December 31, 2004, File No. 33-7591.)

4.4.1(ee	)	—	Thirtieth Supplemental Indenture, dated as of December 1, 2004, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2004 (Monroe) Note. (Filed as Exhibit 4.7.1(ee) to the Registrant's Form 10-K for the fiscal year ended December 31, 2004, File No. 33-7591.)

4.4.1(ff	)	—	Thirty-First Supplemental Indenture, dated as of November 1, 2005, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2005 (Burke) Note. (Filed as Exhibit 4.7.1(ff) to the Registrant's Form 10-K for the fiscal year ended December 31, 2005, File No. 33-7591.)

4.4.1(gg	)	—	Thirty-Second Supplemental Indenture, dated as of November 1, 2005, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2005 (Monroe) Note. (Filed as Exhibit 4.7.1(gg) to the Registrant's Form 10-K for the fiscal year ended December 31, 2005, File No. 33-7591.)

4.4.1(hh	)	—	Thirty-Third Supplemental Indenture, dated as of May 1, 2006, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2006 (FFB P-8) Note and Series 2006 (RUS P-8) Reimbursement Note. (Filed as Exhibit 4.7.1(hh) to the Registrant's Form 10-Q for the quarterly period ended June 30, 2006, File No. 33-7591.)

4.4.1(ii	)	—	Thirty-Fourth Supplemental Indenture, dated as of September 22, 2006, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Amendment of Section 9.9 of the Original Indenture. (Filed as Exhibit 4.7.1(ii) to the Registrant's Form 10-K for the fiscal year ended December 31, 2006, File No. 33-7591.)

4.4.1(jj	)	—	Thirty-Fifth Supplemental Indenture, dated as of October 1, 2006, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Oglethorpe Power Corporation First Mortgage Bonds, Series 2006. (Filed as Exhibit 4.7.1(jj) to the Registrant's Form 10-K for the fiscal year ended December 31, 2006, File No. 33-7591.)

4.4.1(kk	)	—	Thirty-Sixth Supplemental Indenture, dated as of October 1, 2006, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2006A (Burke) Note, Series 2006B-1 (Burke) Note, Series 2006B-2 (Burke) Note, Series 2006B-3 (Burke) Note, Series 2006B-4 (Burke) Note and Series 2006A (Monroe) Note. (Filed as Exhibit 4.7.1(kk) to the Registrant's Form 10-K for the fiscal year ended December 31, 2006, File No. 33-7591.)

4.4.1(ll	)	—	Thirty-Seventh Supplemental Indenture, dated as of October 1, 2006, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2006C-1 (Burke) Note, Series 2006C-2 (Burke) Note and Series 2006B (Monroe) Note. (Filed as Exhibit 4.7.1(ll) to the Registrant's Form 10-K for the fiscal year ended December 31, 2006, File No. 33-7591.)

Number			Description
4.4.1(mm	)	—	Thirty-Eighth Supplemental Indenture, dated as of May 1, 2007, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Amendments to the Retained Indebtedness Note. (Filed as Exhibit 4.7.1(mm) to the Registrant's Form 10-Q for the quarterly period ended June 30, 2007, File No. 33-7591.)

4.4.1(nn	)	—	Thirty-Ninth Supplemental Indenture, dated as of July 1, 2007, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2007 (FFB R-8) Note and Series 2007 (RUS R-8) Reimbursement Note. (Filed as Exhibit 4.7.1(nn) to the Registrant's Form 10-Q for the quarterly period ended June 30, 2007, File No. 33-7591.)

4.4.1(oo	)	—	Fortieth Supplemental Indenture, dated as of October 1, 2007, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Oglethorpe Power Corporation First Mortgage Bonds, Series 2007. (Filed as Exhibit 4.7.1(oo) to the Registrant's Form 10-Q for the quarterly period ended September 30, 2007, File No. 33-7591.)

4.4.1(pp	)	—	Forty-First Supplemental Indenture, dated as of October 1, 2007, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2007A (Appling) Note, Series 2007B (Appling) Note, Series 2007A (Burke) Note, Series 2007B (Burke) Note, Series 2007C (Burke) Note, Series 2007D (Burke) Note, Series 2007E (Burke) Note, Series 2007F (Burke) Note and Series 2007A (Monroe) Note. (Filed as Exhibit 4.7.1(pp) to the Registrant's Form 10-Q for the quarterly period ended September 30, 2007, File No. 33-7591.)

4.4.1(qq	)	—	Forty-Second Supplemental Indenture, dated as of February 5, 2008, made by Oglethorpe to U.S. Bank National Association, as trustee, providing for the Amendment of Section 1.1 of the Original Indenture. (Filed as Exhibit 4.7(qq) to the Registrant's Form 10-K for the fiscal year ended December 31, 2007, File No. 33-7591.)

4.4.1(rr	)	—	Forty-Third Supplemental Indenture, dated as of August 1, 2008, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2008A (Burke) Note, Series 2008B (Burke) Note and Series 2008C (Burke) Note. (Filed as Exhibit 4.7.1(rr) to the Registrant's Form 10-K for the fiscal year ended December 31, 2008, File No. 33-7591.)

4.4.1(ss	)	—	Forty-Fourth Supplemental Indenture, dated as of September 1, 2008, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2008 (FFB S-8) Note and Series 2008 (RUS S-8) Reimbursement Note. (Filed as Exhibit 4.7.1(ss) to the Registrant's Form 10-K for the fiscal year ended December 31, 2008, File No. 33-7591.)

4.4.1(tt	)	—	Forty-Fifth Supplemental Indenture, dated as of December 1, 2008, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2008D (Burke) Note, Series 2008E (Burke) Note, Series 2008F (Burke) Note, Series 2008G (Burke) Note and Series 2008A (Monroe) Note. (Filed as Exhibit 4.7.1(tt) to the Registrant's Form 10-K for the fiscal year ended December 31, 2008, File No. 33-7591.)

Number			Description
4.4.1(uu	)	—	Forty-Sixth Supplemental Indenture, dated as of February 1, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Oglethorpe Power Corporation First Mortgage Bonds, Series 2009 A. (Filed as Exhibit 4.7.1(uu) to the Registrant's Form 10-K for the fiscal year ended December 31, 2008, File No. 33-7591.)

4.4.1(vv	)	—	Forty-Seventh Supplemental Indenture, dated as of February 19, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, providing for the Amendment of the Original Indenture. (Filed as Exhibit 4.7.1(vv) to the Registrant's Form 10-K for the fiscal year ended December 31, 2008, File No. 33-7591.)

4.4.1(ww	)	—	Forty-Eighth Supplemental Indenture, dated as of August 1, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2009B CFC Note, Series 2009C CFC Note and Series 2009D CFC Project Note. (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2009, File No. 333-159338.)

4.4.1(xx	)	—	Forty-Ninth Supplemental Indenture, dated as of November 1, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Oglethorpe Power Corporation First Mortgage Bonds, Series 2009 B. (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended September 30, 2009, File No. 333-159338.)

4.4.1(yy	)	—	Fiftieth Supplemental Indenture, dated as of November 30, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2009A Line of Credit Notes. (Filed as Exhibit 4.7.1 (yy) to the Registrant's Form 10-K for the fiscal year ended December 31, 2009, File No. 000-53908.)

4.4.1(zz	)	—	Fifty-First Supplemental Indenture, dated as of December 1, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2009A (Heard) Note, Series 2009A (Monroe) Note and Series 2009B (Monroe) Note. (Filed as Exhibit 4.7.1 (zz) to the Registrant's Form 10-K for the fiscal year ended December 31, 2009, File No. 000-53908.)

4.4.1(aaa	)	—	Fifty-Second Supplemental Indenture, dated as of December 30, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the First Mortgage Bond, Series 2009 CoBank (Clean Renewable Energy Bond). (Filed as Exhibit 4.7.1 (aaa) to the Registrant's Form 10-K for the fiscal year ended December 31, 2009, File No. 000-53908.)

4.4.1(bbb	)	—	Fifty-Third Supplemental Indenture, dated as of March 1, 2010, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2010A (Burke) Note, Series 2010B (Burke) Note, Series 2010A (Monroe) Note, Series 2010A (Burke) Reimbursement Obligation, Series 2010B (Burke) Reimbursement Obligation and Series 2010A (Monroe) Reimbursement Obligation. (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2010, File No. 000-53908.)

Number			Description
4.4.1(ccc	)	—	Fifty-Fourth Supplemental Indenture, dated as of May 21, 2010, made by Oglethorpe to U.S. Bank National Association, as trustee, confirming the lien of the Indenture with respect to certain After-Acquired Property (relating to the Hawk Road and Hartwell Energy Facilities). (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2010, File No. 000-53908.)

4.4.1(ddd	)	—	Fifty-Fifth Supplemental Indenture, dated as of August 1, 2010, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2010 (FFB V-8) Note and Series 2010 (RUS V-8) Reimbursement Note. (Filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2010, File No. 000-53908.)

4.4.1(eee	)	—	Fifty-Sixth Supplemental Indenture, dated as of November 1, 2010, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Oglethorpe Power Corporation First Mortgage Bonds, Series 2010 A. (Filed as Exhibit 4.2 to the Registrant's Form 8-K filed on November 8, 2010, File No. 000-53908.)

4.4.1(fff	)	—	Fifty-Seventh Supplemental Indenture, dated as of December 1, 2010, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2010A CFC Note. (Filed as Exhibit 4.8.1(fff) to the Registrant's Form S-3 Registration Statement, File No. 333-171342.)

4.4.1(ggg	)	—	Fifty-Eighth Supplemental Indenture, dated as of December 1, 2010, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Agreement Modifying Future Advance Promissory Note. (Filed as Exhibit 4.8.1(ggg) to the Registrant's Form S-3 Registration Statement, File No. 333-171342.)

4.4.1(hhh	)	—	Fifty-Ninth Supplemental Indenture, dated as of March 1, 2011, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2011A (Appling) Note, Series 2011A (Burke) Note and Series 2011A (Monroe) Note. (Filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2011, File No. 000-53908.)

4.4.1(iii	)	—	Sixtieth Supplemental Indenture, dated as of April 1, 2011, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2011 (FFB W-8) Note, Series 2011 (RUS W-8) Reimbursement Note, Series 2011 (FFB X-8) Note, and Series 2011 (RUS X-8) Reimbursement Note. (Filed as Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2011, File No. 000-53908.)

4.4.1(jjj	)	—	Sixty-First Supplemental Indenture, dated as of August 1, 2011, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Oglethorpe Power Corporation First Mortgage Bonds, Series 2011A (filed as Exhibit 4.2 to the Registrant's Form 8-K filed on August 17, 2011, File No. 000-53908.)

4.4.1(kkk	)	—	Sixty-Second Supplemental Indenture, dated as of April 1, 2012, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2012A (Monroe) Note (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2012, File No. 000-53908.)

Number			Description
4.4.1(lll	)	—	Sixty-Third Supplemental Indenture, dated as of November 1, 2012, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to Oglethorpe Power Corporation First Mortgage Bonds, Series 2012A (Filed as Exhibit 4.2 to the Registrant's Form 8-K filed on November 28, 2012, File No. 000-53908.)

4.4.1(mmm	)	—	Sixty-Fourth Supplemental Indenture, dated as of dated as of April 1, 2013, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2013A (Appling) Note, Series 2013A (Burke) Note and Series 2013A (Monroe) Note (Filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2013, File No. 000-53908.)

4.4.1(nnn	)	—	Sixty-Fifth Supplemental Indenture, dated as of April 23, 2013, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2013 (FFB Y-8) Note, Series 2013 (RUS Y-8) Reimbursement Note, Series 2013 (FFB AA-8) Note, and Series 2013 (RUS AA-8) Reimbursement Note and amendments to the Indenture. (Filed as Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2013, File No. 000-53908.)

4.4.1(ooo	)	—	Deed to Secure Debt, Security Agreement and Sixty-Sixth Supplemental Indenture, dated as of April 25, 2013, made by Oglethorpe and Murray County Industrial Development Authority to U.S. Bank National Association, as trustee, relating to the consolidation of Murray I and II LLC (Filed as Exhibit 4.4 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2013, File No. 000-53908.)

4.4.2		—	Security Agreement, dated as of March 1, 1997, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee. (Filed as Exhibit 4.8.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

4.5		—	Unsecured Indenture, dated as of December 22, 2010, by and between Oglethorpe and U.S. Bank National Association, as trustee (Filed as Exhibit 4.1 to the Registrant's Form S-3 Registration Statement, File No. 333-171342.)

4.6.1	(1)	—	Loan Agreement, dated as of August 1, 2008, between Development Authority of Burke County and Oglethorpe relating to Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2008A, and three other substantially identical (Fixed Rate Bonds) loan agreements.

4.6.2	(1)	—	Note, dated August 27, 2008, from Oglethorpe to U.S. Bank National Association, as trustee, acting pursuant to a Trust Indenture, dated as of August 1, 2008, between Development Authority of Burke County and U.S. Bank National Association relating to Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2008A, and three other substantially identical notes.

4.6.3	(1)	—	Trust Indenture, dated as of August 1, 2008, between Development Authority of Burke County and U.S. Bank National Association, as trustee, relating to Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2008A, and three other substantially identical indentures.

Number			Description
4.7.1	(1)	—	Loan Agreement, dated as of December 1, 2003, between Development Authority of Burke County and Oglethorpe relating to Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2003A, and seven other substantially identical (Auction Rate Bonds) loan agreements.

4.7.2	(1)	—	Note, dated December 3, 2003, from Oglethorpe to SunTrust Bank, as trustee, pursuant to a Trust Indenture, dated December 1, 2003, between Development Authority of Burke County and SunTrust Bank relating to Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2003A, and seven other substantially identical notes.

4.7.3	(1)	—	Trust Indenture, dated as of December 1, 2003, between Development Authority of Burke County and SunTrust Bank, as trustee, relating to Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2003A, and seven other substantially identical indentures.

4.8.1	(1)	—	Loan Agreement, dated as of December 1, 2009, between Development of Monroe County and Oglethorpe relating to Development Authority of Monroe County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 2009A, and five other substantially identical (Variable Rate Bonds) loan agreements.

4.8.2	(1)	—	Note, dated December 1, 2009, from Oglethorpe to U.S. Bank National Association, as trustee, pursuant to a Trust Indenture, dated December 1, 2009, between Development Authority of Monroe County and U.S. Bank National Association relating to Development Authority of Monroe County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 2009A, and five other substantially identical notes.

4.8.3	(1)	—	Trust Indenture, dated December 1, 2009, between Development Authority of Monroe County and U.S. Bank National Association, as trustee, relating to Development Authority of Monroe County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 2009A, and five other substantially identical indentures.

4.9.1	(1)	—	Loan Agreement, dated as of April 1, 2013, between the Development Authority of Appling County and Oglethorpe Power Corporation (An Electric Membership Corporation) relating to Development Authority of Appling County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Hatch Project), Series 2013A, and two other substantially identical (Term Rate Bonds) loan agreements.

4.9.2	(1)	—	Note, dated April 23, 2013, from Oglethorpe Power Corporation (An Electric Membership Corporation) to U.S. Bank National Association, as trustee, acting pursuant to a Trust Indenture, dated as of April 1, 2013, between the Development Authority of Appling County and U.S. Bank National Association, as trustee, relating to the Development Authority of Appling County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Hatch Project), Series 2013A, and two other substantially identical notes.

Number			Description
4.9.3	(1)	—	Trust Indenture, dated as of April 1, 2013, between the Development Authority of Appling County and U.S. Bank National Association, as trustee, relating to the Development Authority of Appling County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Hatch Project), Series 2013A, and two other substantially identical indentures.

4.10.1	(1)	—	Master Loan Agreement, dated as of March 1, 1997, between Oglethorpe and CoBank, ACB, MLA No. 0459.

4.10.2	(1)	—	Consolidating Supplement, dated as of March 1, 1997, between Oglethorpe and CoBank, ACB, relating to Loan No. ML0459T1.

4.10.3	(1)	—	Promissory Note, dated March 1, 1997, in the original principal amount of $7,102,740.26, from Oglethorpe to CoBank, ACB, relating to Loan No. ML0459T1.

4.10.4	(1)	—	Consolidating Supplement, dated as of March 1, 1997, between Oglethorpe and CoBank, ACB, relating to Loan No. ML0459T2.

4.10.5	(1)	—	Promissory Note, dated March 1, 1997, in the original principal amount of $1,856,475.12, made by Oglethorpe to CoBank, ACB, relating to Loan No. ML0459T2.

4.11.1	(1)	—	Committed, Revolving Credit Facility Agreement, dated as of August 1, 2009, between Oglethorpe and National Rural Utilities Cooperative Finance Corporation, relating to the Series 2009B CFC Note.

4.11.2	(1)	—	Series 2009B CFC Note, dated August 11, 2009, in the original principal amount of $250,000,000, from Oglethorpe to National Rural Utilities Cooperative Finance Corporation.

4.11.3	(1)	—	Term Loan Agreement, dated as of August 1, 2009, between Oglethorpe and National Rural Utilities Cooperative Finance Corporation, relating to the Series 2009C Note.

4.11.4	(1)	—	Series 2009C CFC Note, dated August 11, 2009, in the original principal amount of $250,000,000, from Oglethorpe to National Rural Utilities Cooperative Finance Corporation.

4.12.1	(1)	—	Bond Purchase Agreement, dated as of December 30, 2009, between Oglethorpe and CoBank, ACB, relating to Oglethorpe Power Corporation (An Electric Membership Corporation) First Mortgage Bond, Series 2009 CoBank (Clean Renewable Energy Bond).

4.12.2	(1)	—	Oglethorpe Power Corporation (An Electric Membership Corporation) First Mortgage Bond, Series 2009 CoBank (Clean Renewable Energy Bond), dated December 30, 2009, from Oglethorpe to CoBank, ACB, in the original principal amount of $16,165,400.

*5.1		—	Opinion of Sutherland Asbill & Brennan LLP

Number			Description
10.1.1(a	)	—	Participation Agreement No. 2 among Oglethorpe as Lessee, Wilmington Trust Company as Owner Trustee, The First National Bank of Atlanta as Indenture Trustee, Columbia Bank for Cooperatives as Loan Participant and Ford Motor Credit Company as Owner Participant, dated December 30, 1985, together with a schedule identifying three other substantially identical Participation Agreements. (Filed as Exhibit 10.1.1(b) to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.1.1(b	)	—	Supplemental Participation Agreement No. 2. (Filed as Exhibit 10.1.1(a) to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.1.1(c	)	—	Supplemental Participation Agreement No. 1, dated as of June 30, 1987, among Oglethorpe as Lessee, IBM Credit Financing Corporation as Owner Participant, Wilmington Trust Company and The Citizens and Southern National Bank as Owner Trustee, The First National Bank of Atlanta, as Indenture Trustee, and Columbia Bank for Cooperatives, as Loan Participant. (Filed as Exhibit 10.1.1(c) to the Registrant's Form 10-K for the fiscal year ended December 31, 1987, File No. 33-7591.)

10.1.1(d	)	—	Second Supplemental Participation Agreement No. 2, dated as of December 17, 1997, among Oglethorpe as Lessee, DFO Partnership, as assignee of Ford Motor Credit Company, as Owner Participant, Wilmington Trust Company and NationsBank, N.A. as Owner Trustee, The Bank of New York Trust Company of Florida, N.A. as Indenture Trustee, CoBank, ACB as Loan Participant, OPC Scherer Funding Corporation, as Original Funding Corporation, OPC Scherer 1997 Funding Corporation A, as Funding Corporation, and SunTrust Bank, Atlanta, as Original Collateral Trust Trustee and Collateral Trust Trustee, with a schedule identifying three substantially identical Second Supplemental Participation Agreements and any material differences. (Filed as Exhibit 10.1.1(d) to Registrant's Form S-4 Registration Statement, File No. 333-4275.)

10.1.2		—	General Warranty Deed and Bill of Sale No. 2 between Oglethorpe, Grantor, and Wilmington Trust Company and William J. Wade, as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, Grantee, together with a schedule identifying three substantially identical General Warranty Deeds and Bills of Sale. (Filed as Exhibit 10.1.2 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.1.3(a	)	—	Supporting Assets Lease No. 2, dated December 30, 1985, between Oglethorpe, Lessor, and Wilmington Trust Company and William J. Wade, as Owner Trustees, under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, Lessee, together with a schedule identifying three substantially identical Supporting Assets Leases. (Filed as Exhibit 10.1.3 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.1.3(b	)	—	First Amendment to Supporting Assets Lease No. 2, dated as of November 19, 1987, together with a schedule identifying three substantially identical First Amendments to Supporting Assets Leases. (Filed as Exhibit 10.1.3(a) to the Registrant's Form 10-K for the fiscal year ended December 31, 1987, File No. 33-7591.)

Number			Description
10.1.3(c	)	—	Second Amendment to Supporting Assets Lease No. 2, dated as of October 3, 1989, together with a schedule identifying three substantially identical Second Amendments to Supporting Assets Leases. (Filed as Exhibit 10.1.3(c) to the Registrant's Form 10-Q for the quarterly period ended March 31, 1998, File No. 33-7591.)

10.1.4(a	)	—	Supporting Assets Sublease No. 2, dated December 30, 1985, between Wilmington Trust Company and William J. Wade, as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, Sublessor, and Oglethorpe, Sublessee, together with a schedule identifying three substantially identical Supporting Assets Subleases. (Filed as Exhibit 10.1.4 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.1.4(b	)	—	First Amendment to Supporting Assets Sublease No. 2, dated as of November 19, 1987, together with a schedule identifying three substantially identical First Amendments to Supporting Assets Subleases. (Filed as Exhibit 10.1.4(a) to the Registrant's Form 10-K for the fiscal year ended December 31, 1987, File No. 33-7591.)

10.1.4(c	)	—	Second Amendment to Supporting Assets Sublease No. 2, dated as of October 3, 1989, together with a schedule identifying three substantially identical Second Amendments to Supporting Assets Subleases. (Filed as Exhibit 10.1.4(c) to the Registrant's Form 10-Q for the quarterly period ended March 31, 1998, File No. 33-7591.)

10.1.5(a	)	—	Tax Indemnification Agreement No. 2, dated December 30, 1985, between Ford Motor Credit Company, Owner Participant, and Oglethorpe, Lessee, together with a schedule identifying three substantially identical Tax Indemnification Agreements. (Filed as Exhibit 10.1.5 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.1.5(b	)	—	Amendment No. 1 to the Tax Indemnification Agreement No. 2, dated December 17, 1997, between DFO Partnership, as assignee of Ford Motor Credit Company, as Owner Participant, and Oglethorpe, as Lessee, with a schedule identifying three substantially identical Amendments No. 1 to the Tax Indemnification Agreements and any material differences. (Filed as Exhibit 10.1.5(b) to the Registrant's Form S-4 Registration Statement, File No. 333-42759.)

10.1.6		—	Assignment of Interest in Ownership Agreement and Operating Agreement No. 2, dated December 30, 1985, between Oglethorpe, Assignor, and Wilmington Trust Company and William J. Wade, as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, Assignee, together with a schedule identifying three substantially identical Assignments of Interest in Ownership Agreement and Operating Agreement. (Filed as Exhibit 10.1.6 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

Number			Description
10.1.7(a	)	—	Consent, Amendment and Assumption No. 2, dated December 30, 1985, among Georgia Power Company and Oglethorpe and Municipal Electric Authority of Georgia and City of Dalton, Georgia and Gulf Power Company and Wilmington Trust Company and William J. Wade, as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, together with a schedule identifying three substantially identical Consents, Amendments and Assumptions. (Filed as Exhibit 10.1.9 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.1.7(b	)	—	Amendment to Consent, Amendment and Assumption No. 2, dated as of August 16, 1993, among Oglethorpe, Georgia Power Company, Municipal Electric Authority of Georgia, City of Dalton, Georgia, Gulf Power Company, Jacksonville Electric Authority, Florida Power & Light Company and Wilmington Trust Company and NationsBank of Georgia, N.A., as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, together with a schedule identifying three substantially identical Amendments to Consents, Amendments and Assumptions. (Filed as Exhibit 10.1.9(a) to the Registrant's Form 10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

10.2.1(a	)	—	Plant Robert W. Scherer Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of May 15, 1980. (Filed as Exhibit 10.6.1 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.2.1(b	)	—	Amendment to Plant Robert W. Scherer Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of December 30, 1985. (Filed as Exhibit 10.1.8 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.2.1(c	)	—	Amendment Number Two to the Plant Robert W. Scherer Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of July 1, 1986. (Filed as Exhibit 10.6.1(a) to the Registrant's Form 10-K for the fiscal year ended December 31, 1987, File No. 33-7591.)

10.2.1(d	)	—	Amendment Number Three to the Plant Robert W. Scherer Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of August 1, 1988. (Filed as Exhibit 10.6.1(b) to the Registrant's Form 10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

10.2.1(e	)	—	Amendment Number Four to the Plant Robert W. Scherer Units Number One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of December 31, 1990. (Filed as Exhibit 10.6.1(c) to the Registrant's Form 10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

Number			Description
10.2.2(a	)	—	Plant Robert W. Scherer Units Numbers One and Two Operating Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of May 15, 1980. (Filed as Exhibit 10.6.2 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.2.2(b	)	—	Amendment to Plant Robert W. Scherer Units Numbers One and Two Operating Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of December 30, 1985. (Filed as Exhibit 10.1.7 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.2.2(c	)	—	Amendment Number Two to the Plant Robert W. Scherer Units Numbers One and Two Operating Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of December 31, 1990. (Filed as Exhibit 10.6.2(a) to the Registrant's Form 10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

10.2.3		—	Plant Scherer Managing Board Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia, City of Dalton, Georgia, Gulf Power Company, Florida Power & Light Company and Jacksonville Electric Authority, dated as of December 31, 1990. (Filed as Exhibit 10.6.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

10.3.1(a	)	—	Alvin W. Vogtle Nuclear Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of August 27, 1976. (Filed as Exhibit 10.7.1 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.3.1(b	)	—	Amendment Number One, dated January 18, 1977, to the Alvin W. Vogtle Nuclear Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia. (Filed as Exhibit 10.7.3 to the Registrant's Form 10-K for the fiscal year ended December 31, 1986, File No. 33-7591.)

10.3.1(c	)	—	Amendment Number Two, dated February 24, 1977, to the Alvin W. Vogtle Nuclear Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia. (Filed as Exhibit 10.7.4 to the Registrant's Form 10-K for the fiscal year ended December 31, 1986, File No. 33-7591.)

10.3.2		—	Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of April 21, 2006. (Filed as Exhibit 10.4.4 to the Registrant's Form 8-K, filed April 27, 2006, File No. 33-7591.)

Number			Description
10.3.3		—	Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of April 21, 2006. (Filed as Exhibit 10.4.3 to the Registrant's Form 8-K, filed April 27, 2006, File No. 33-7591.)

10.3.4(a)	(2)	—	Engineering, Procurement and Construction Agreement between Georgia Power Company, acting for itself and as agent for Oglethorpe, Municipal Electric Authority of Georgia and the City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, as owners and a consortium consisting of Westinghouse Electric Company LLC and Stone & Weber, Inc., as contractor, for Units 3 & 4 at the Vogtle Electric Generating Plant Site, dated as of April 8, 2008. (Incorporated by reference to Exhibit 10(c)1 of Georgia Power Company's Form 10-Q/A for the quarterly period ended June 30, 2008, filed with the SEC on January 26, 2009.)

10.3.4(b)	(2)	—	Amendment No. 1, dated as of December 11, 2009, to the Engineering, Procurement and Construction Agreement, dated as of April 8, 2008, between Georgia Power, for itself and as agent for Oglethorpe, Municipal Electric Authority of Georgia, and Dalton Utilities, as owners, and a consortium consisting of Westinghouse and Stone & Webster, as contractor, for Units 3 & 4 at the Vogtle Electric Generating Plant Site. (Incorporated by reference to Exhibit 10(c)29 of Georgia Power Company's Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 25, 2010.)

10.3.4(c)	(2)	—	Amendment No. 2, dated as of January 15, 2010, to the Engineering, Procurement and Construction Agreement, dated as of April 8, 2008, between Georgia Power, for itself and as agent for Oglethorpe, Municipal Electric Authority of Georgia, and Dalton Utilities, as owners, and a consortium consisting of Westinghouse and Stone & Webster, as contractor, for Units 3 & 4 at the Vogtle Electric Generating Plant Site. (Incorporated by reference to Exhibit 10(c)(1) of Georgia Power Company's Form 10-Q for the quarterly period ended March 31, 2010, filed with the SEC on May 7, 2010.)

10.3.4(d)	(2)	—	Amendment No. 3, dated as of February 23, 2010, to the Engineering, Procurement and Construction Agreement, dated as of April 8, 2008, between Georgia Power, for itself and as agent for Oglethorpe, Municipal Electric Authority of Georgia, and Dalton Utilities, as owners, and a consortium consisting of Westinghouse and Stone & Webster, as contractor, for Units 3 & 4 at the Vogtle Electric Generating Plant Site. (Incorporated by reference to Exhibit 10(c)(2) of Georgia Power Company's Form 10-Q for the quarterly period ended March 31, 2010, filed with the SEC on May 7, 2010.)

10.4.1		—	Plant Hal Wansley Purchase and Ownership Participation Agreement between Georgia Power Company and Oglethorpe, dated as of March 26, 1976. (Filed as Exhibit 10.8.1 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.4.2(a	)	—	Plant Hal Wansley Operating Agreement between Georgia Power Company and Oglethorpe, dated as of March 26, 1976. (Filed as Exhibit 10.8.2 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

Number			Description
10.4.2(b	)	—	Amendment, dated as of January 15, 1995, to the Plant Hal Wansley Operating Agreements by and among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia. (Filed as Exhibit 10.5.2(a) to the Registrant's Form 10-Q for the quarterly period ended September 30, 1996, File No. 33-7591.)

10.4.3		—	Plant Hal Wansley Combustion Turbine Agreement between Georgia Power Company and Oglethorpe, dated as of August 2, 1982 and Amendment No. 1, dated October 20, 1982. (Filed as Exhibit 10.18 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.5.1		—	Edwin I. Hatch Nuclear Plant Purchase and Ownership Participation Agreement between Georgia Power Company and Oglethorpe, dated as of January 6, 1975. (Filed as Exhibit 10.9.1 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.5.2		—	Edwin I. Hatch Nuclear Plant Operating Agreement between Georgia Power Company and Oglethorpe, dated as of January 6, 1975. (Filed as Exhibit 10.9.2 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

10.6.1		—	Rocky Mountain Pumped Storage Hydroelectric Project Ownership Participation Agreement, dated as of November 18, 1988, by and between Oglethorpe and Georgia Power Company. (Filed as Exhibit 10.22.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1988, File No. 33-7591.)

10.6.2		—	Rocky Mountain Pumped Storage Hydroelectric Project Operating Agreement, dated as of November 18, 1988, by and between Oglethorpe and Georgia Power Company. (Filed as Exhibit 10.22.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1988, File No. 33-7591.)

10.7.1		—	Amended and Restated Wholesale Power Contract, dated as of January 1, 2003, between Oglethorpe and Altamaha Electric Membership Corporation, together with a schedule identifying 36 other substantially identical Amended and Restated Wholesale Power Contracts. (Filed as Exhibit 10.31.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2003, File No. 33-7591.)

10.7.2		—	First Amendment to Amended and Restated Wholesale Power Contract, dated as of June 1, 2005, between Oglethorpe and Altamaha Electric Membership Corporation, together with a schedule identifying 35 other substantially identical First Amendments. (Filed as Exhibit 10.8.2 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2005, File No. 33-7591.)

10.7.3		—	Amended and Restated Supplemental Agreement, dated as of January 1, 2003, by and among Oglethorpe, Altamaha Electric Membership Corporation and the United States of America, together with a schedule identifying 36 other substantially identical Amended and Restated Supplemental Agreements. (Filed as Exhibit 10.31.2 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2003, File No. 33-7591.)

Number			Description
10.7.4		—	Supplemental Agreement to the Amended and Restated Wholesale Power Contract, dated as of January 1, 1997, by and among Georgia Power Company, Oglethorpe and Altamaha Electric Membership Corporation, together with a schedule identifying 36 other substantially identical Supplemental Agreements. (Filed as Exhibit 10.8.3 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

10.7.5		—	Wholesale Power Contract, dated November 1, 2009, between Oglethorpe and Flint Electric Membership Corporation. (Filed as Exhibit 10.8.8 to the Registrant's Form 10-K for the fiscal year ended December 31, 2009, File No. 000-53908.)

10.7.6		—	Supplemental Agreement to the Wholesale Power Contract, dated as of November 1, 2009, by and between Oglethorpe, Flint Electric Membership Corporation and the United States of America. (Filed as Exhibit 10.8.9 to the Registrant's Form 10-K for the fiscal year ended December 31, 2009, File No. 000-53908.)

10.8		—	ITSA, Power Sale and Coordination Umbrella Agreement between Oglethorpe and Georgia Power Company, dated as of November 12, 1990. (Filed as Exhibit 10.28 to the Registrant's Form 8-K, filed January 4, 1991, File No. 33-7591.)

10.9		—	Second Amended and Restated Nuclear Managing Board Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of April 21, 2006. (Filed as Exhibit 10.13(b) to the Registrant's Form 8-K, filed April 27, 2006, File No. 33-7591.)

10.10		—	Supplemental Agreement by and among Oglethorpe, Tri-County Electric Membership Corporation and Georgia Power Company, dated as of November 12, 1990, together with a schedule identifying 37 other substantially identical Supplemental Agreements. (Filed as Exhibit 10.30 to the Registrant's Form 8-K, filed January 4, 1991, File No. 33-7591.)

10.11.1(a	)	—	Member Transmission Service Agreement, dated as of March 1, 1997, by and between Oglethorpe and Georgia Transmission Corporation (An Electric Membership Corporation). (Filed as Exhibit 10.33.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

10.11.1(b	)	—	Agreement to Extend the Term of the Member Transmission Service Agreement, dated as of August 2, 2006, by and between Oglethorpe and Georgia Transmission Corporation (An Electric Membership Corporation). (Filed as Exhibit 10.17.1(b) to the Registrant's Form 10-Q for the quarterly period ended June 30, 2006, File No. 33-7591.)

10.11.2		—	Generation Services Agreement, dated as of March 1, 1997, by and between Oglethorpe and Georgia System Operations Corporation. (Filed as Exhibit 10.33.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

Number			Description
10.11.3		—	Operation Services Agreement, dated as of March 1, 1997, by and between Oglethorpe and Georgia System Operations Corporation. (Filed as Exhibit 10.33.3 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

10.12		—	Long Term Transaction Service Agreement Under Southern Companies' Federal Energy Regulatory Commission Electric Tariff Volume No. 4 Market-Based Rate Tariff, between Georgia Power Company and Oglethorpe, dated as of February 26, 1999. (Filed as Exhibit 10.27 to the Registrant's Form 10-Q for the quarterly period ended March 31, 1999, File No. 33-7591.)

10.13		—	Credit Agreement, dated as of June 9, 2011, among Oglethorpe, as borrower, and the lenders identified therein, including Bank of America, N.A., as administrative agent (Filed as Exhibit 10.1 to the Registrant's Form 8-K filed June 10, 2011, File No. 000-53908.)

10.14	(3)	—	Employment Agreement, dated October 11, 2013, between Oglethorpe and Michael L. Smith. (Filed as Exhibit 10.1 to the Registrant's Form 8-K filed October 16, 2013, File No. 000-53908.)

10.15	(3)	—	Employment Agreement, dated January 1, 2007, between Oglethorpe and Michael W. Price. (Filed as Exhibit 10.20 to the Registrant's Form 10-K for the fiscal year ended December 31, 2006, File No. 33-7591.)

10.16	(3)	—	Employment Agreement, dated as of January 1, 2007, between Oglethorpe and Elizabeth Bush Higgins. (Filed as Exhibit 10.21 to the Registrant's Form 10-K for the fiscal year ended December 31, 2006, File No. 33-7591.)

10.17	(3)	—	Employment Agreement, dated as of January 1, 2007, between Oglethorpe and William F. Ussery. (Filed as Exhibit 10.23 to the Registrant's Form 10-K for the fiscal year ended December 31, 2006, File No. 33-7591.)

10.18	(3)	—	Employment Agreement, dated as of August 17, 2009, between Oglethorpe and Charles W. Whitney (Filed as Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2009, File No. 33-7591.)

***12.1		—	Oglethorpe Computation of Ratio of Earnings to Fixed Charges

*23.1		—	Consent of Ernst & Young LLP

*23.2		—	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1 hereof)

***24.1		—	Power of Attorney (included on signature page)

***25.1		—	Form T-1 Statement of Eligibility of U.S. Bank National Association, as Trustee

99.1		—	Member Financial and Statistical Information (Filed as Exhibit 99.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2013, File No. 000-53908.)

*
Filed herewith.

**
To be filed by amendment.

***
Previously filed as an exhibit to this registration statement.

(1)
Pursuant to 17 C.F.R. 229.601(b)(4)(iii), this document(s) is not filed herewith; however the registrant hereby agrees that such document(s) will be provided to the SEC upon request.

(2)
Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the SEC.

(3)
Indicates a management contract or compensatory arrangement required to be filed as an exhibit to this registration statement.

Item 17.    Undertakings

        (a)   the undersigned registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   that, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

          (5)   that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on the 28th day of January, 2014.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
By:	/s/ MICHAEL L. SMITH President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL L. SMITH MICHAEL L. SMITH	President and Chief Executive Officer (Principal Executive Officer)	January 28, 2014
/s/ ELIZABETH B. HIGGINS ELIZABETH B. HIGGINS	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 28, 2014
/s/ G. KENNETH WARREN, JR. G. KENNETH WARREN, JR.	Vice President, Controller (Principal Accounting Officer)	January 28, 2014
* C. HILL BENTLEY	Director	January 28, 2014
* BENNY W. DENHAM	Director	January 28, 2014
* WM. RONALD DUFFEY	Director	January 28, 2014
* M. ANTHONY HAM	Director	January 28, 2014

Signature	Title	Date

* FRED MCWHORTER	Director	January 28, 2014
* MARSHALL S. MILLWOOD	Director	January 28, 2014
* JEFFREY W. MURPHY	Director	January 28, 2014
* DANNY L. NICHOLS	Director	January 28, 2014
* G. RANDALL PUGH	Director	January 28, 2014
* SAMMY G. SIMONTON	Director	January 28, 2014
* BOBBY C. SMITH, JR.	Director	January 28, 2014
* GEORGE L. WEAVER	Director	January 28, 2014
* JAMES I. WHITE	Director	January 28, 2014

*
Power of Attorney

        Michael L. Smith, by signing his name hereto, does sign this document on behalf of each of the persons indicated above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

By:	/s/ MICHAEL L. SMITH Michael L. Smith Attorney-In-Fact